UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

PAYCOM SOFTWARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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We create technology
that **simplifies life**
for employees.

paycom®

2022 PROXY STATEMENT

7501 W. Memorial Road

Oklahoma City, Oklahoma 73142

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Paycom Software, Inc. (the “Company”) to be held on May 2, 2022 at Gaillardia, 5300 Gaillardia Boulevard, Oklahoma City, Oklahoma 73142 at 11:00 a.m. local time.

Enclosed are the Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business that will be acted upon at the meeting, as well as our 2021 Annual Report, which includes our audited financial statements.

2021 proved to be a very strong year as we continued to create technology that simplifies life for employees and employers. Our industry-first innovations move HR and payroll personnel out of the role of inputting data for employees, replacing it with a self-service model that provides employees direct access to their data. We are strengthening our position as one of the industry’s most dynamic leaders, which is a testament to our employees, product offerings and differentiated services. The evidence is clear: our clients—and their employees—value a self-service solution that provides employees direct access to their HR data. I am proud Paycom is leading this digital workplace transformation as we continue to develop new products that enhance the employee experience.

Your vote is important. The Board of Directors appreciates and encourages stockholder participation in the Company’s affairs. Whether or not you can attend the meeting, please read the enclosed Proxy Statement carefully, and then vote your shares by internet, by telephone or by completing, signing, dating and returning the enclosed proxy card promptly in the envelope provided, so that your shares will be represented at the meeting.

On behalf of the Board of Directors, thank you for your cooperation and support.

Sincerely,

Chad Richison

President, Chief Executive Officer and

Chairman of the Board of Directors

7501 W. Memorial Road

Oklahoma City, Oklahoma 73142

(405) 722-6900

Notice of Annual Meeting of Stockholders

May 2, 2022 11:00 a.m. local time	Gaillardia 5300 Gaillardia Boulevard Oklahoma City, Oklahoma 73142

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Paycom Software, Inc., a Delaware corporation (the “Company”), will be held on May 2, 2022 at 11:00 a.m. local time, at Gaillardia, 5300 Gaillardia Boulevard, Oklahoma City, Oklahoma 73142 for the following purposes:

(1)

to elect three Class III directors, each to serve until the date of the 2025 annual meeting of stockholders and until his successor has been duly elected and qualified, or his earlier death, resignation or removal;

(2)	to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022;

(3)	to approve, on an advisory basis, the compensation of the Company’s named executive officers;

(4)	to conduct an advisory vote on the frequency of future advisory votes on executive compensation; and

(5)	to transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders are referred to the proxy statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. The Board of Directors recommends that you vote “FOR” each director nominee, “FOR” proposals 2 and 3 and “1 YEAR” with respect to proposal 4.

The Board of Directors has fixed the close of business on Wednesday, March 16, 2022 as the record date (the “Record Date”) for the Annual Meeting. Only holders of record as of the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting or at any postponement(s) or adjournment(s) thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the principal executive offices of the Company during regular business hours for the 10 calendar days prior to the Annual Meeting. The list will also be available during the Annual Meeting for inspection by stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 2, 2022

In addition to delivering paper copies of these proxy materials to you by mail, this notice and the accompanying proxy statement, form of proxy and 2021 Annual Report are available at www.proxydocs.com/PAYC.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by internet, telephone or mail. For specific instructions on how to vote your shares, see the section entitled “About the Annual Meeting” beginning on page 2 of the proxy statement.

By Order of the Board of Directors,

Chad Richison

President, Chief Executive Officer and

Chairman of the Board of Directors

Oklahoma City, Oklahoma

March 31, 2022

i

ii

7501 W. Memorial Road

Oklahoma City, Oklahoma 73142

PROXY STATEMENT

for

the Annual Meeting of Stockholders

to be held on May 2, 2022

Unless the context otherwise requires, (i) references to “Paycom,” “we,” “us,” “our” and the “Company” are to Paycom Software, Inc., a Delaware corporation, and its consolidated subsidiaries, and (ii) references to “stockholders” are to the holders of shares of our common stock, par value $0.01 per share, including unvested shares of restricted stock (“Common Stock”).

The accompanying proxy is solicited by the Board of Directors on behalf of Paycom Software, Inc., a Delaware corporation, to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 2, 2022, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) of the Annual Meeting. This proxy statement and accompanying form of proxy are dated March 31, 2022 and are expected to be first sent or given to stockholders on or about April 1, 2022.

Our principal executive offices are located at, and our mailing address is, 7501 W. Memorial Road, Oklahoma City, Oklahoma 73142.

Summary of Proposals

Proposal	Voting Options	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes	Board’s Voting Recommendation
1. Election of three Class III directors	FOR or WITHHOLD as to each director nominee	Plurality of the shares present in person or represented by proxy and entitled to vote in the election of directors*	N/A	No effect	FOR the election of each director nominee
2. Ratification of the appointment of Grant Thornton LLP	FOR, AGAINST or ABSTAIN	Majority of the shares present in person or represented by proxy and entitled to vote on the proposal	Same effect as vote AGAINST	N/A	FOR
3. Advisory approval of the compensation of our named executive officers	FOR, AGAINST or ABSTAIN	Majority of the shares present in person or represented by proxy and entitled to vote on the proposal	Same effect as vote AGAINST	No effect	FOR
4. Advisory vote on the frequency of future advisory votes on executive compensation	1 YEAR, 2 YEARS, 3 YEARS or ABSTAIN	Plurality of the shares present in person or represented by proxy and entitled to vote on the proposal	No effect	No effect	1 YEAR
*

In light of our majority voting policy for directors, a “WITHHOLD” vote will have a similar effect as a vote against that director nominee. See “How many votes are required to elect the Class III directors (Proposal 1)?”

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2022 PROXY STATEMENT

About the Annual Meeting

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.”

What is a proxy statement?

A proxy statement is a document that we are required to give you under certain regulations of the Securities and Exchange Commission (the “SEC”) in connection with the Annual Meeting.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the following matters:

(1)

the election of three Class III directors, each to serve until the date of the 2025 annual meeting of stockholders and until his successor has been duly elected and qualified, or his earlier death, resignation or removal;

(2)	the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2022;

(3)	the approval, on an advisory basis, of the compensation of our named executive officers;

(4)	an advisory vote on the frequency of future advisory votes on executive compensation; and

(5)	such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and also hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all of your shares are voted.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 16, 2022 (the “Record Date”). The Record Date is established by the Board of Directors as required by Delaware law. On the Record Date, 60,207,576 shares of Common Stock (including shares of restricted stock) were outstanding.

Who is entitled to vote at the Annual Meeting?

Subject to the voting procedures set forth below, holders of Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of Common Stock is entitled to one vote per share of Common Stock on all matters to be acted upon at the Annual Meeting. Our certificate of incorporation prohibits cumulative voting in the election of directors.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. If a quorum is not present or represented at the Annual Meeting, the chairman of the Annual Meeting or a majority in voting interest of the stockholders present in person or represented by proxy at the Annual Meeting may adjourn the meeting, without notice other than announcement at the Annual Meeting, until a quorum is present or represented.

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2022 PROXY STATEMENT

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, you are considered the stockholder of record with respect to those shares and we have sent the proxy statement and proxy card directly to you.

If your shares are held in a brokerage account or held by a bank or other nominee, the broker, bank or other nominee is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.” The proxy statement and proxy card have been forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your nominee regarding how to vote your shares. See “If I hold my shares in “street name,” how do I vote my shares?”

If I am a stockholder of record, how do I vote my shares?

If you are a stockholder of record, you may vote your shares of Common Stock in person at the Annual Meeting or you may vote by proxy.

In person. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. The ballot will be provided at the Annual Meeting.

Via the internet. You may vote by proxy via the internet by following the instructions found on the proxy card.

By telephone. You may vote by proxy by calling the toll-free number found on the proxy card.

By mail. You may vote by proxy by completing, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope. The proxy card is simple to complete, with specific instructions on the card.

By completing and submitting the proxy card or by submitting your instructions via the internet or by telephone, you will direct the designated persons (known as “proxies”) to vote your shares of Common Stock at the Annual Meeting in accordance with your instructions. The Board of Directors has appointed Chad Richison and Craig Boelte to serve as the proxies for the Annual Meeting.

Your proxy card will be valid only if you sign, date and return it prior to the Annual Meeting. If you complete the entire proxy card except one or more of the voting instructions, then the designated proxies will vote your shares in accordance with the recommendation of the Board of Directors with respect to each proposal for which you do not provide any voting instructions. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the Annual Meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If I hold my shares in “street name,” how do I vote my shares?

If you hold your shares in “street name,” your broker, bank or other nominee should provide you with a request for voting instructions along with the proxy materials. Reference the materials provided by your broker, bank or other nominee to determine whether you may submit your voting instructions by internet or telephone. You may also direct your nominee how to vote your shares by completing a voting instruction card. If you sign but do not fully complete the voting instruction card, then your nominee may be unable to vote your shares with respect to the proposals for which you provide no voting instructions. Alternatively, if you hold your shares in “street name” and want to vote your shares in person at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your “street name” shares in person at the Annual Meeting.

Who counts the votes?

All votes will be tabulated by Mediant Communications, Inc., the inspector of election appointed for the Annual Meeting. Votes for each proposal will be tabulated separately.

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2022 PROXY STATEMENT

Can I vote my shares in person at the Annual Meeting?

Yes. If you are a stockholder of record, you may vote your shares at the Annual Meeting by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you may vote your shares in person only if you obtain a proxy issued by your broker, bank or other nominee giving you the right to vote the shares and you bring such proxy to the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you also return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a signed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you did not provide any voting instructions, and such shares will be voted in the following manner:

Proposal 1—FOR the election of each of the Class III director nominees;

Proposal 2—	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2022;

Proposal 3—FOR the advisory approval of the compensation of our named executive officers; and

Proposal 4—1 YEAR with respect to the frequency of future advisory votes on executive compensation.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your broker, bank or other nominee may be unable to vote your shares on all of the proposals other than the ratification of the appointment of Grant Thornton LLP (Proposal 2). See “What is a broker non-vote?”

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy by any of the following means:

•	Give written notice of revocation, addressed to Matthew Paque, General Counsel, at our address above, which notice must be received before 4:00 p.m. local time on April 29, 2022.

•	Complete and submit a new valid proxy bearing a later date prior to 4:00 p.m. local time on April 29, 2022.

•

Attend the Annual Meeting and vote in person. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares by ballot during the Annual Meeting to revoke your proxy.

If you are a “street name” holder, your broker, bank or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

How many votes are required to elect the Class III directors (Proposal 1)?

Pursuant to our amended and restated bylaws, directors are elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Assuming the presence of a quorum, the three individuals who receive the most votes will be elected as Class III directors.

While directors are elected by a plurality vote, our Corporate Governance Guidelines include a majority voting policy for directors. This policy states that in an uncontested election, any director nominee who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” such election (a “Majority Withheld Vote”) is required to promptly tender his or her resignation to the Board of Directors following certification of the stockholder vote. The nominating and corporate governance committee (or, alternatively, a committee of the independent directors of the Board of Directors if each member of the nominating and corporate governance committee received a Majority Withheld Vote) must recommend to the Board of Directors whether to accept the resignation offer. The Board of Directors is required to

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2022 PROXY STATEMENT

consider and act on the recommendation within 90 days following certification of the stockholder vote and will promptly disclose its decision whether to accept the resignation offer (and, if applicable, the reasons for rejecting the resignation offer) in a press release.

If you withhold authority to vote with respect to the election of a director nominee, your shares will not be voted with respect to such director nominee(s) indicated but your shares will be counted for purposes of determining whether there is a quorum. Under our majority voting policy for directors, a “WITHHOLD” vote will have a similar effect as a vote against that director nominee.

A complete statement of our majority voting policy is set forth in our Corporate Governance Guidelines available on our website at investors.paycom.com.

How many votes are required to approve the other proposals (Proposals 2, 3 and 4)?

Approval of the ratification of the appointment of Grant Thornton LLP (Proposal 2) and the compensation of our named executive officers (Proposal 3) will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. If your shares are represented at the Annual Meeting but you “ABSTAIN” from voting on any of these matters, your shares will be counted as present and entitled to vote on the proposal for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal. The frequency of future advisory votes on executive compensation (Proposal 4) will be approved by a plurality vote of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, such that the option receiving the most votes will be considered the recommendation of the stockholders, and abstentions will have no effect on the outcome.

Your votes with respect to the approval of the compensation of our named executive officers (Proposal 3) and the frequency of future advisory votes on executive compensation (Proposal 4) are advisory, which means the results of such votes are not binding on us, the Board of Directors and the committees of the Board of Directors. Although non-binding, the Board of Directors and its committees value the opinions of our stockholders and will review and consider the voting results when making future decisions regarding executive compensation.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes are included in the number of shares present at the Annual Meeting for purposes of determining a quorum. If you hold your shares in “street name” and you do not instruct your broker how to vote your shares, no votes will be cast on your behalf with respect to any proposal other than the ratification of the appointment of Grant Thornton LLP (Proposal 2).

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. Delaware law does not provide stockholders any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

How are proxies being solicited and what are the costs? Who pays the solicitation costs?

Proxies are being solicited by the Board of Directors on behalf of the Company. We have retained Alliance Advisors LLC to assist in the solicitation of proxies and provide related advice and informational support for a services fee, plus customary disbursements, which are not expected to exceed $42,000 in total. Our officers, directors and employees may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. These officers and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the Common Stock registered in their names, will be asked to forward solicitation materials to the beneficial owners of shares of Common Stock. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials and collecting voting instructions.

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2022 PROXY STATEMENT

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business for a vote at the Annual Meeting other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

We plan to publish the voting results in a Current Report on Form 8-K, which we expect to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of certain information contained in this proxy statement. We urge you to carefully read this entire proxy statement, including the documents referred to in this proxy statement. If you have any questions or need additional material, please feel free to contact Investor Relations at (855) 603-1620 or investors@paycom.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 2, 2022
In addition to delivering paper copies of these proxy materials to you by mail, the Notice, proxy statement, form of proxy and 2021 Annual Report are available at www.proxydocs.com/PAYC.

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2022 PROXY STATEMENT

Proposal 1: Election of Directors

Paycom’s business and affairs are managed under the direction of our Board of Directors, which currently consists of seven directors. Pursuant to our amended and restated certificate of incorporation and our amended and restated bylaws, our Board of Directors is divided into three classes, with the members of the classes serving three-year terms that expire in successive years. The terms of office of the current members of our Board of Directors are divided as follows:

•	the term of office for our Class III directors will expire at the Annual Meeting;

•	the term of office for our Class I directors will expire at the annual meeting of stockholders to be held in 2023; and

•	the term of office for our Class II directors will expire at the annual meeting of stockholders to be held in 2024.

Directors hold office until their successors have been elected and qualified or until their earlier death, resignation or removal. The Board of Directors has nominated Chad Richison, Jason D. Clark and Henry C. Duques for election as Class III directors (each, a “Director Nominee” and collectively, the “Director Nominees”), each to serve for a term expiring on the date of the annual meeting of stockholders to be held in 2025 and until his successor has been duly elected and qualified or his earlier death, resignation or removal. Each Director Nominee currently serves on our Board of Directors.

Vote Required

Pursuant to our amended and restated bylaws, directors are elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Assuming the presence of a quorum, the three individuals who receive the most votes will be elected as Class III directors. Nonetheless, pursuant to our Corporate Governance Guidelines, in an uncontested election, any director nominee who receives a Majority Withheld Vote is required to promptly tender his or her resignation to the Board of Directors following certification of the stockholder vote. The nominating and corporate governance committee (or, alternatively, a committee of the independent directors of the Board of Directors if each member of the nominating and corporate governance committee received a Majority Withheld Vote) must recommend to the Board of Directors whether to accept the resignation offer. The Board of Directors is required to consider and act on the recommendation within 90 days following certification of the stockholder vote and will promptly disclose its decision whether to accept the resignation offer (and, if applicable, the reasons for rejecting the resignation offer) in a press release. Should any Director Nominee become unable or unwilling to serve, the proxy holders may vote the proxies for the election, in his stead, of any other person the Board of Directors may nominate or designate. Each Director Nominee has expressed his intention to serve the entire term for which election is sought.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR each Director Nominee.

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2022 PROXY STATEMENT

Proposal 1: Election of Directors (continued)

Board of Directors Composition and Independence

The following table provides information about each director currently serving on our Board of Directors, including the Director Nominees.

Name	Age	Director Since	Director Class (Expiration of Current Term)	Independent	Committee Memberships
					Audit	Compensation	Nominating and Corporate Governance

Chad Richison	51	1998	Class III (2022)
Jason D. Clark	51	2014	Class III (2022)	X	X		X (chairperson)

Henry C. Duques	78	2016	Class III (2022)	X	X		X

Robert J. Levenson	80	2007	Class II (2024)	X	X	X
Frederick C. Peters II	72	2014	Class II (2024)	X	X (chairperson)	X	X

Sharen J. Turney	65	2021	Class I (2023)	X		X	X
J.C. Watts, Jr.	64	2016	Class I (2023)	X		X (chairperson)

In September 2021, Janet B. Haugen resigned from the Board of Directors. The nominating and corporate governance committee identified Sharen J. Turney as a potential director candidate with a high growth mindset and strong leadership experience, from her time as a chief executive officer and service on numerous public company boards. Following a review process and a formal recommendation from the nominating and corporate governance committee, the Board of Directors appointed Sharen J. Turney as a Class I director on September 28, 2021.

Our Board of Directors relies on the criteria set forth in the New York Stock Exchange (“NYSE”) Listed Company Manual for purposes of evaluating the independence of directors and, based on such criteria, has affirmatively determined that Ms. Turney and each of Messrs. Clark, Duques, Levenson, Peters and Watts qualifies as “independent.” In making such determinations, the Board of Directors considered transactions and relationships between each non-employee director and the Company, if any, that would require disclosure pursuant to Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). The Board of Directors also considered other transactions or relationships that do not rise to the level of requiring disclosure, including transactions and relationships between (i) the Company and entities affiliated with certain directors as a result of such entities’ purchase (at standard rates) and ongoing use of the Company’s human capital management and payroll software and (ii) the Company and a director’s immediate family member who is employed by the Company as an administrative assistant. There are no family relationships between any of our directors or executive officers.

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Proposal 1: Election of Directors (continued)

Director Skills, Experience and Background

The biographies of the Director Nominees are as follows:

JASON D. CLARK

Jason D. Clark has served as a member of our Board of Directors since August 2014. Mr. Clark has served as President and Chief Executive Officer of CompSource Mutual Insurance Company since March 2009. Mr. Clark is a member of the board of directors of the Oklahoma State Chamber of Commerce, a President of the American Association of State Compensation Insurance Funds (AASCIF) and has previously served in leadership positions for multiple industry and trade associations. Mr. Clark has over 30 years of experience in the insurance industry specializing in workers’ compensation insurance. Mr. Clark earned his bachelor’s degree in business administration from the University of Central Oklahoma. Mr. Clark was selected to serve on our Board of Directors based on his business experience.

HENRY C. DUQUES

Henry C. Duques has served as a member of our Board of Directors since November 2016. Mr. Duques was the chairman and chief executive officer of First Data Corporation, an electronic commerce and payment services company, from 1992 to 2002 and again from 2005 to 2007. Prior to joining First Data Corporation, he served as president and chief executive officer of the Database Services Group of American Express Travel Related Services Company, Inc., the predecessor of First Data Corporation, from 1987 to 1992. Mr. Duques was with Automatic Data Processing, Inc. from 1973 to 1987, where he served as Group President Financial Services and as a member of the board of directors from 1984 to 1987. Mr. Duques also served on the boards of directors of Unisys Corporation from 1998 to 2014, including as the nonexecutive chairman from 2006 to 2008, SunGard Corp. from 2003 to 2005 and CheckFree Corporation from 2000 to 2004. Mr. Duques earned his bachelor’s degree in business administration from The George Washington University in 1965 and an M.B.A from The George Washington University in 1969 and served on board of trustees of The George Washington University from 1998 to 2008. Mr. Duques was selected to serve on our Board of Directors based on his decades of experience in business operations and management, strategy and public company governance.

CHAD RICHISON

Chad Richison has served as President and Chief Executive Officer since he founded Paycom in 1998. He has also served as a member of our Board of Directors since 1998 and was appointed Chairman of the Board of Directors in August 2016. Mr. Richison began his career in sales with a national payroll and human resources company and a regional payroll company prior to founding Paycom. He received his bachelor’s degree in mass communications—journalism from the University of Central Oklahoma. Mr. Richison was selected to serve on our Board of Directors based on the leadership skills, strategic guidance and experience he brings as our President and Chief Executive Officer and operational expertise from his prior experience in the industry.

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Proposal 1: Election of Directors (continued)

The biographies of the directors currently serving as Class I directors are as follows:

SHAREN J. TURNEY

Sharen J. Turney has served as a member of our Board of Directors since September 2021. Ms. Turney served as the Chief Executive Officer of denim brand Gloria Jeans from November 2018 until November 2019. She served as President and Chief Executive Officer of Victoria’s Secret, a division of L Brands, Inc., from July 2006 until February 2016, and as President and Chief Executive Officer of Victoria’s Secret Direct, from May 2000 until July 2006. Prior to that, Ms. Turney spent 10 years in various executive roles, including President and Chief Executive Officer of Neiman Marcus Direct, the direct commerce division of Neiman Marcus Group. Ms. Turney has also served as an advisor to several retailers and technology companies. Currently, Ms. Turney serves on the Board of Directors of Alliance Data Systems Corp., including on its nominating and governance committee and as chair of its compensation committee, and on the Board of Directors of Academy Sports and Outdoors, Inc., including on its compensation and nominating and governance committees. Previously, Ms. Turney spent two years on the Board of Directors of Sweden-based designer sock and underwear brand Happy Socks AB, seven years on the Board of Directors of M/I Homes, Inc., and two years on the Board of Directors of FULLBEAUTY Brands. Additionally, Ms. Turney serves as a Director of the University of Oklahoma Foundation, including on its investment committee, and served as a Director of Nationwide Children’s Hospital, Inc., including as chairman of the Board of its Research Institute. Ms. Turney received her bachelor’s degree from the University of Oklahoma and serves on the Baker Retailing Center Industry Advisory Board at Wharton School at the University of Pennsylvania. Ms. Turney was selected to serve on the Board of Directors based on her business experience, particularly in high growth and ecommerce companies, and her public company leadership experience.

J.C. WATTS, JR.

J.C. Watts, Jr. has served as a member of our Board of Directors since November 2016. Mr. Watts is the president and chief executive officer of Watts Partners, a boutique corporate and government affairs consulting firm he co-founded in 2003, and is chairman of the Black News Channel. Mr. Watts has served on the board of directors of Dillard’s, Inc. (“Dillard’s”), a public company, since August 2009, and previously served on the Dillard’s board of directors and as a member of its audit committee from 2003 to 2008. Mr. Watts also served on the boards of directors of CSX Corporation from March 2011 to May 2014 and ITC Holdings Corp. from August 2011 to February 2014. Mr. Watts was elected to the United States House of Representatives in 1994 and served from January 1995 to January 2003. During his time in Congress, Mr. Watts was chairman of the Republican Conference from January 1999 to January 2003, and also served on the United States House Committees on Armed Services, Financial Services, and Transportation and Infrastructure. Mr. Watts earned his bachelor’s degree in journalism and public relations from the University of Oklahoma in 1981. Mr. Watts was selected to serve on our Board of Directors due to his senior leadership experience in business and as a public servant, his experience serving on other public company boards and his understanding of regulatory issues.

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Proposal 1: Election of Directors (continued)

The biographies of the directors currently serving as Class II directors are as follows:

ROBERT J. LEVENSON

Robert J. Levenson has served as a member of our Board of Directors since July 2007. Mr. Levenson is a founder and managing member of Lenox Capital Group, LLC, a private venture capital investment company formed in 2000 (“Lenox Capital”), which focuses primarily on early stage software technology and service company investments. From 1981 through 1990, Mr. Levenson held several executive management positions with Automatic Data Processing, Inc. (“ADP”), including Group President—Employer Services, member of the Corporate Executive Committee and member of the board of directors. In late 1990, Mr. Levenson became Chief Operating Officer of Medco Containment Services, Inc. (“Medco”) (later acquired by Merck & Co., Inc.), and was elected to Medco’s board of directors. From 1992 until 2003, Mr. Levenson served on the board of directors of First Data Corporation (“FDC”), and from 1993 until his retirement in 2000, he served as Executive Vice President of FDC. Thereafter, he served as a consultant to FDC and certain of its joint venture affiliates until 2006. Mr. Levenson has served on several boards of directors of public and private companies as well as civic and philanthropic organizations, which have previously included: ADP, FDC, Medco, Central Data Systems, Inc., Comnet, Inc., Polyvision, Broadway & Seymour, Superior TeleCom Inc., Vestcom International, Emisphere Technologies, Inc., Ceridian Corp, and Elite Pharmaceuticals, Inc. He graduated from Kent State University with his bachelor’s degree in business administration. Mr. Levenson was selected to serve on our Board of Directors based on his industry expertise and experience as a member of the boards of directors of other companies.

FREDERICK C. PETERS II

Frederick C. Peters II has served as a member of our Board of Directors since March 2014. He currently serves as Chairman and Chief Executive Officer of Community Financial Institutions Fund (f/k/a Bluestone Financial Institutions Fund). Prior to joining Community Financial Institutions Fund, Mr. Peters served as the Chairman, President and Chief Executive Officer of Bryn Mawr Bank Corporation (“BMTC”), a publicly traded company, and its principal subsidiary, The Bryn Mawr Trust Company, and served on BMTC’s board of directors from January 2001 to April 2017. BMTC is listed on the Nasdaq Stock Market. Prior to joining BMTC in 2001, Mr. Peters started two community banks: National Bank of the Main Line in 1985 and First Main Line Bank in 1995. Mr. Peters began his banking career at Philadelphia National Bank in 1976 and held lending and executive positions at Hamilton Bank and Industrial Valley Bank prior to starting his first community bank. In addition, Mr. Peters served on the board of directors of the Federal Reserve Bank of Philadelphia from 2009 through 2014. He served as the chairman of the Federal Reserve Bank of Philadelphia’s audit committee from January 1, 2013 through December 31, 2014, while also serving as a member of the Federal Reserve Bank’s Committee of Audit Chairs in Washington, D.C. Mr. Peters has served on numerous non-profit boards including Main Line Health where he served first as chairman of the audit committee and later as chairman of the finance committee. He currently serves on the board of directors of The Bryn Mawr Film Institute and The Foundation for Delaware County. Mr. Peters graduated from Amherst College with his bachelor’s degree in political science. Mr. Peters was selected to serve on our Board of Directors based on his financial and investment expertise and his experience as a member of the board of directors of a public company.

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Proposal 1: Election of Directors (continued)

The following chart provides information about each director’s qualifications, experiences and demographics. More detailed information is provided in the director biographies above.

Knowledge, Skills and Experience
Leadership Business and strategic management experience from service in a significant leadership position	•	•	•	•	•	•	•
Public Company Board Experience as a board member of another publicly traded company		•	•	•		•	•
Financial Background and experience in finance, accounting, financial reporting or economics	•	•	•	•	•	•	•
Industry Experience in the software or technology industries		•	•	•	•	•
Government Relations/Regulatory Experience in government or regulatory matters	•			•			•
Risk Management Experience in risk management, strategic planning or compliance	•	•	•	•	•	•	•
Race/Ethnicity
Black or African American							•
White	•	•	•	•	•	•
Gender
Female						•
Male	•	•	•	•	•		•

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Corporate Governance

Board Leadership Structure

The Chief Executive Officer and Chairman of the Board of Directors are both appointed by the Board of Directors. Our Corporate Governance Guidelines provide that both independent and management directors, including the Chief Executive Officer, are eligible for appointment as Chairman of the Board of Directors. We believe it is important that the Board of Directors retain flexibility to determine whether these roles should be separate or combined based upon all relevant facts and circumstances at a given point in time. Currently, Mr. Richison serves as both Chief Executive Officer and Chairman. At this time, the Board of Directors believes that combining the Chief Executive Officer and Chairman roles promotes decisive leadership, fosters clear accountability and enhances our ability to communicate our strategy clearly and consistently to our stockholders, employees and clients.

Our Corporate Governance Guidelines provide that if the Chairman is not an independent director, the non-management directors are required to appoint a lead independent director to represent and coordinate the activities of the non-management and independent directors and to help ensure the independence of the Board of Directors from the Chief Executive Officer and Chairman. Mr. Peters currently serves as lead independent director. In his role as lead independent director, Mr. Peters’s responsibilities are to (i) preside over regularly scheduled executive sessions of non-management and independent directors, (ii) facilitate communication among the non-management and independent directors, (iii) act as a liaison between the non-management and independent directors and the Chief Executive Officer and (iv) perform such other roles and responsibilities as may be assigned to him by the Board of Directors. A copy of the Corporate Governance Guidelines is available on our website at investors.paycom.com.

Board of Directors Meetings

During the fiscal year ended December 31, 2021, the Board of Directors held six meetings. Each director attended at least 93% of the aggregate number of meetings held by the Board of Directors and the committees of the Board of Directors for the period for which such director served on the Board of Directors or committee(s), if applicable, during 2021. Each member of the Board of Directors serving at the time attended the annual meeting of stockholders in 2021. The Board of Directors does not have a policy requiring director attendance at annual meetings of stockholders.

Committees

Our Board of Directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and primary responsibilities of each committee are described below. Members serve on these committees until their resignation or death or until otherwise determined by our Board of Directors.

Audit Committee

Our audit committee oversees our accounting and financial reporting processes and the audit of our financial statements. In that regard, our audit committee assists board oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of our internal audit function and independent auditors. Among other matters, the audit committee is responsible for (a) the appointment, compensation, retention, oversight and pre-approval of our independent auditors, including oversight of firm and partner rotation, (b) evaluating the qualifications, performance and independence of our independent auditors, (c) reviewing our annual and interim financial statements, (d) discussing press releases, financial information and earnings guidance provided to analysts and rating agencies, (e) discussing policies with respect to risk assessment and risk management, (f) reviewing and ensuring the adequacy of our internal control systems, (g) reviewing the compliance and effectiveness of our Code of Ethics and Business Conduct, (h) reviewing and approving related party transactions and (i) annually reviewing the audit committee charter and the committee’s performance.

The current members of our audit committee are Messrs. Clark, Duques, Levenson and Peters, with Mr. Peters serving as chairperson of the committee. During 2021, Ms. Haugen served as chairperson of the audit committee until her resignation

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Corporate Governance (continued)

from the Board of Directors in September 2021. Our Board of Directors has affirmatively determined that each of Messrs. Clark, Duques, Levenson and Peters (i) is independent for purposes of serving on the audit committee under applicable SEC rules and regulations and the NYSE Listed Company Manual and (ii) meets the requirements for financial literacy under the NYSE Listed Company Manual and applicable SEC rules and regulations. Our Board of Directors has designated Mr. Peters as an “audit committee financial expert” as defined under the applicable SEC rules and determined that he has accounting or related financial management expertise as required under the NYSE Listed Company Manual. The audit committee operates under a written charter that satisfies the applicable SEC rules and regulations and the requirements of the NYSE Listed Company Manual. A copy of the audit committee charter is available on our website at investors.paycom.com. During the fiscal year ended December 31, 2021, the audit committee held seven meetings.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other matters, identifying, evaluating and recommending candidates for membership on our Board of Directors, including nominees recommended by stockholders, reviewing and recommending the composition of our committees, overseeing our Code of Ethics and Business Conduct and Corporate Governance Guidelines, reporting and making recommendations to our Board of Directors concerning governance matters, overseeing our policies and programs on issues of social responsibility and environmental sustainability and overseeing the preparation and publication of the Company’s Corporate Social Responsibility Report. The nominating and corporate governance committee also annually reviews the nominating and corporate governance committee charter, the performance of the Board of Directors and management, and its own performance.

From February 2017 to September 2021, the nominating and corporate governance committee consisted of Messrs. Levenson, Peters and Watts, with Mr. Levenson serving as chairperson. Ms. Turney was appointed to the nominating and corporate governance committee in September 2021. In November 2021, based on the recommendation of the nominating and corporate governance committee, the Board of Directors refreshed the composition of the nominating and corporate governance committee. Messrs. Levenson and Watts rotated off the nominating and corporate governance committee, Messrs. Clark and Duques were appointed to fill the vacancies, and Mr. Clark was appointed as chairperson of the committee. As a result of these changes, the current members of the nominating and corporate governance committee are Ms. Turney and Messrs. Clark, Duques and Peters, with Mr. Clark serving as chairperson of the committee. Our Board of Directors has affirmatively determined that each of Ms. Turney and Messrs. Clark, Duques and Peters is independent for purposes of serving on the nominating and corporate governance committee under applicable SEC rules and regulations and the NYSE Listed Company Manual. The nominating and corporate governance committee operates under a written charter that satisfies the applicable SEC rules and regulations and the requirements of the NYSE Listed Company Manual. A copy of the nominating and corporate governance committee charter is available on our website at investors.paycom.com. During the fiscal year ended December 31, 2021, the nominating and corporate governance committee held nine meetings.

Compensation Committee

Our compensation committee reviews and approves, or recommends that our Board of Directors approve, the compensation of our executive officers. Among other matters, the compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, approves all equity-related awards to our executive officers, approves and administers incentive-based compensation plans and equity-based compensation plans and reviews and makes recommendations with respect to the annual Compensation Discussion and Analysis. The compensation committee also annually reviews the compensation committee charter and the committee’s performance.

From April 2019 to September 2021, the compensation committee consisted of Ms. Haugen and Messrs. Clark, Duques, Peters and Watts. In September 2021, Ms. Turney was appointed to the compensation committee to fill the vacancy created upon Ms. Haugen’s resignation. In November 2021, based on the recommendation of the nominating and corporate governance committee, the Board of Directors refreshed the composition of the compensation committee. Messrs. Clark and Duques rotated off the compensation committee, Mr. Levenson was appointed to fill one of the resulting vacancies, and Mr. Watts was appointed as chairperson of the committee. The Board of Directors determined to

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Corporate Governance (continued)

not fill the other vacancy and to fix the size of the compensation committee at four members. As a result of these changes, the current members of our compensation committee are Ms. Turney and Messrs. Levenson, Peters and Watts, with Mr. Watts serving as chairperson of the committee. Our Board of Directors has affirmatively determined that each of Ms. Turney and Messrs. Levenson, Peters and Watts (i) is independent for purposes of serving on the compensation committee under applicable SEC rules and regulations and the NYSE Listed Company Manual and (ii) qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The compensation committee operates under a written charter that satisfies the applicable SEC rules and regulations and the requirements of the NYSE Listed Company Manual. A copy of the compensation committee charter is available on our website at investors.paycom.com. During the fiscal year ended December 31, 2021, the compensation committee held seven meetings.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2021, each of Ms. Haugen, Ms. Turney and Messrs. Clark, Duques, Levenson, Peters and Watts served on the compensation committee. Mr. Watts has served on the compensation committee since December 2017, Mr. Peters has served on the compensation committee since April 2019, Ms. Turney has served on the compensation committee since September 2021 and Mr. Levenson has served on the compensation committee since November 2021. Ms. Haugen served on the compensation committee from April 2019 to September 2021, Mr. Clark served on the compensation committee from August 2016 to November 2021 and Mr. Duques served on the compensation committee from February 2017 to November 2021. None of the persons who served on the compensation committee during 2021 is or has been an officer or employee of Paycom and none had any relationship with Paycom or any of its subsidiaries during 2021 that would be required to be disclosed as a transaction with a related person. None of our executive officers currently serves or has in the last completed fiscal year served on the board of directors or compensation or similar committee of another company at any time during which an executive officer of such other company served on our Board of Directors or compensation committee.

Risk Oversight

Our Board of Directors is responsible for, among other things, overseeing the conduct of our business, reviewing and, where appropriate, approving our long-term strategic, financial and organizational goals and plans, and reviewing the performance of our Chief Executive Officer and other members of senior management. Our Board of Directors, as a whole and through its committees, is responsible for the oversight of risk management strategy, and our senior management is responsible for assessing, implementing and managing our risk management processes on a day-to-day basis.

The Board of Directors has delegated primary responsibility for overseeing enterprise risk management to the audit committee, and the audit committee receives appropriate assistance from key members of management, including the Company’s Chief Financial Officer. Members of management report regularly to the audit committee. The audit committee periodically discusses with management our policies with respect to risk assessment and risk management as well as our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. The audit committee also receives regular reports and updates from the Company’s Chief Information Officer with respect to cybersecurity risk management. Such reports cover the Company’s information technology security program, including its current status, capabilities, objectives and plans, as well as the evolving cybersecurity threat landscape. Our compensation committee oversees risk related to compensation policies. Both our audit and compensation committees report to the full Board of Directors with respect to these matters, among others.

Stockholder Engagement and Our Responsiveness

We maintain an ongoing dialogue with our stockholders. Throughout the year, members of our Investor Relations team and management engage with our stockholders to provide updates on our business and solicit perspectives on matters that are important to them. Stockholder perspectives are shared with, and considered by, the Board of Directors and relevant Board of Directors committees to inform our policies, decisions and strategy, as appropriate.

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Corporate Governance (continued)

2021 Stockholder Engagement

In 2021, we significantly expanded our Board of Directors-led stockholder engagement effort. Our engagement team included the compensation committee chairperson, nominating and corporate governance committee chairperson, our lead independent director and other members of the Board of Directors, as well as members of our management ESG Steering Committee, including representatives from the Investor Relations team. As part of our intensified stockholder outreach effort in advance of, and following, the 2021 annual meeting of stockholders, we contacted 19 of our largest stockholders, representing approximately 52% of our Common Stock held by non-affiliates. Members of our engagement team met with 10 of these stockholders, representing approximately 37% of our Common Stock held by non-affiliates. In total, we held 15 meetings with stockholders during 2021, as members of our engagement team met with certain stockholders on more than one occasion. Topics discussed included executive compensation, corporate governance and our approach to environmental and social issues.

Executive Compensation

Our stockholders were generally supportive of our executive compensation program and the changes we implemented in 2021 to address stockholder feedback obtained in the prior year. The majority of our stockholders expressed concerns about the magnitude of the CEO Performance Award (as defined herein) issued in 2020 and cited the award as the main reason they did not support the say-on-pay proposal at the 2021 annual meeting of stockholders. In response to the stockholder perspectives we heard, the Board of Directors and the compensation committee undertook the following actions:

•

Refreshed the compensation committee composition and rotated the compensation committee chairperson role to bring fresh perspectives to the committee as we were reviewing our executive compensation program and conducting stockholder engagement;

•	Reaffirmed their commitment that no new equity grants will be issued to Mr. Richison until 2026;

•

Included an update on the 2020 CEO Performance Award vesting in this proxy statement (please see “Compensation Discussion and Analysis—Long-Term Incentive Compensation—Equity Awards—Update Regarding 2020 CEO Performance Award” for additional details); and

•	Worked with the independent compensation consultant to review pay benchmarks and pay levels for other NEOs.

These actions are in addition to the compensation program changes implemented in 2021 in response to the stockholder feedback we received following our 2020 annual meeting of stockholders:

•

Replaced the legacy total enterprise value performance metric in our long-term incentive program for executives with a relative total stockholder return metric that measures our performance relative to peers;

•	Extended the performance period for equity awards to the full two- and three-year performance periods with no opportunities for an earlier award vesting; and

•	Enhanced our disclosure about the annual incentive program design to provide greater transparency concerning our target-setting approach.

Please see “Compensation Discussion and Analysis—Say-On-Pay and Stockholder Engagement” for additional details on our responsiveness to the 2021 say-on-pay vote outcome.

Corporate Governance

At the 2021 annual meeting of stockholders, the proposal to reelect Mr. Peters did not receive majority support. In accordance with our Corporate Governance Guidelines, Mr. Peters conditionally tendered his resignation to the Board of Directors. The disinterested members of the nominating and corporate governance committee of the Board of Directors held a meeting to consider Mr. Peters’s resignation offer and recommend to the Board of Directors whether to accept or reject such resignation offer. These committee members concluded that accepting Mr. Peters’s resignation was not in the best interests of the Company and recommended that the Board of Directors reject Mr. Peters’s resignation offer.

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Corporate Governance (continued)

In making this recommendation, the nominating and corporate governance committee carefully considered the vote outcome, as well as the contributions Mr. Peters has made and continues to make to the Board of Directors. Mr. Peters brings invaluable financial and investment sector experience and background in overseeing companies in their early stage of development and growth. He has served on the Board of Directors since our IPO in 2014, possessing deep understanding of the Company’s business, industry and long-term growth opportunities that benefit the Company and the Company’s stockholders. As lead independent director, he is also involved with each of the committees of the Board of Directors, allowing him a broad and detailed perspective of the actions of the Board of Directors.

The Board of Directors acted on the recommendation of the disinterested members of the nominating and corporate governance committee and determined to reject Mr. Peters’s resignation and reaffirm his appointment as a Class II director. Mr. Peters did not participate in the nominating and corporate governance committee or Board of Directors discussions.

Response to 2021 Stockholder Proposal

In response to the majority supported stockholder proposal last year related to the diversity of our senior management team, we disclosed diversity data for all our employees, including our senior management team, in our Corporate Social Responsibility Report published in September 2021. In our Annual Report on Form 10-K for the year ended December 31, 2021, we updated our workforce demographics data as of year-end and presented race and ethnicity, gender and job categories aligned with EEO-1 Component 1 data reporting requirements. This data is also included below under “—Environmental, Social and Governance Highlights—Our People—Diversity, Inclusion and Belonging.” Our focus is to recruit, hire, develop, promote and retain top diverse talent and we continue to work toward a diverse workforce at all employee levels, from entry level to executive. Our employee well-being programs are focused on supporting our diverse talent through our employees’ journey at Paycom. In 2021, we established a management-level ESG Steering Committee with a special diversity, equity and inclusion (“DEI”) working group that has been tasked with assessing and developing our DEI strategy and roadmap to continue evolving our DEI programs.

Environmental, Social and Governance Highlights

We recognize that effective management of environmental, social and governance (“ESG”) issues will help drive our long-term growth. We are dedicated to providing world-class service for our customers, developing innovative HR and payroll technology, creating a safe and inclusive workplace and minimizing our impact on the environment. The Board of Directors has delegated formal oversight for social responsibility and environmental sustainability programs and policies to its nominating and corporate governance committee. Management provides formal ESG updates to the nominating and corporate governance committee on a regular basis. Paycom’s ESG Steering Committee, a cross-functional group of leaders throughout the Company, assists the CEO and Board of Directors in managing and setting our strategy relating to ESG matters and initiatives.

OUR PRODUCT

Paycom is focused on providing innovative solutions to empower employees and their managers to address critical HR functions. Recent initiatives include the following:

•	Added a collection of diversity and inclusion courses to our digital learning platform, Paycom Learning, covering key topics such as biases and how to overcome them;

•	Helped our clients navigate new legislation throughout the COVID-19 pandemic, through timely communication and product updates; and

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Corporate Governance (continued)

•

Continued our focus on data protection and privacy, including through maintaining ISO 27001:2013 certification for Information Security Management Systems, voluntarily obtaining third-party security examinations for our SOC 1 and SOC 2 controls, and deploying mandatory training on privacy and data security to all employees on an annual basis.

OUR PEOPLE

From professional development to personal safety, our people are our top priority. We continuously engage and empower our workforce with a culture that champions positivity, grit and innovation.

Diversity, Inclusion and Belonging

Our commitment to diversity, inclusion and belonging starts with our goal to attract, retain and develop a workforce that is diverse in background, knowledge, skill and experience. To foster inclusion and belonging within our organization, we launched an employee listening and engagement series called Better Conversations, where we seek to understand and to be understood. These sessions are designed to provide a forum for productive conversations throughout the organization. They provide a safe atmosphere that encourages open dialogue where everyone’s voice will be heard and we all can be our authentic selves.

The graphics below summarize our workforce demographics as of December 31, 2021. This demographic workforce data, including race and ethnicity, gender and job categories, aligns with the EEO-1 Component 1 data collection reporting requirements outlined by the U.S. Equal Employment Opportunity Commission.

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Corporate Governance (continued)

Employee Development and Engagement

At Paycom, our philosophy is to support our employees inside and outside their careers. We offer a broad range of employee development programs, including Elevate, our program launched in 2020, which is designed to support first-time leaders.

To foster the physical and mental well-being of our workforce, we added well-being advisors to our staff as a benefit to all our employees in 2020. This access to support is in addition to our extensive benefits including comprehensive health care, 401(k) matching, an employee stock purchase plan, paid family leave when welcoming new additions, backup childcare, adoption support, fertility support and maternity support programs.

In late 2021, we were able to implement a safe and gradual return-to-office plan for our Oklahoma City corporate campus. We instituted rigorous protections on campus such as enhanced sanitation and social distancing measures.

OUR WORLD

Paycom is committed to minimizing the environmental impact from our operations. Our two largest facilities now run on renewable energy. In July 2021, we partnered with our local utility provider to power our Oklahoma City headquarters campus with 100% renewable grid electricity from wind power. Our second largest facility, in Dallas-Fort Worth, purchases Renewable Energy Credits (RECs) for its electricity use.

For more information on our ESG programs, please visit our website at investors.paycom.com and select Corporate Governance g Corporate Social Responsibility Report. The information on our website is not incorporated by reference in, and does not form a part of, this proxy statement.

Director Qualifications

Our nominating and corporate governance committee is responsible for, among other things, assisting our Board of Directors in identifying qualified director nominees and recommending nominees to stand for election at each annual meeting of stockholders. The nominating and corporate governance committee’s goal is to assemble a board with a wide range of relevant experience, skills and perspectives. The nominating and corporate governance committee has adopted a set of criteria and standards for assessing the necessary skills and characteristics of director candidates (the “Director Qualification Standards”). In accordance with the Director Qualification Standards, the nominating and corporate governance committee will select director candidates on the basis of recognized achievements, knowledge, experience and other factors as deemed appropriate, including but not limited to a candidate’s (i) ability to bring sound and informed business judgment to the deliberations of the Board of Directors, (ii) character, integrity and loyalty to the Company, (iii) independence, (iv) ability to bring diverse points of view to bear on discussions, (v) representation of a mix of backgrounds, diversity of race/ethnicity, gender, age, skills and professional experiences that enhance the quality of the deliberations and decisions of our Board of Directors, in the context of the perceived needs of the structure of our Board of Directors at that point in time, (vi) financial knowledge and experience and (vii) understanding of marketing, technology, law, the impact of government regulations or other specific areas or disciplines. In connection with the adoption of the Director Qualification Standards, the nominating and corporate governance committee expressly reserved the right to deviate from and/or modify the Director Qualification Standards from time to time in its reasonable discretion.

The nominating and corporate governance committee believes that it is important that directors represent diverse viewpoints and individual perspectives. Diversity and inclusion are values ingrained in our culture and essential to our business. The Board of Directors and the nominating and corporate governance committee aim to identify a diverse group of candidates and believe that no single criterion such as gender or minority status is determinative in obtaining diversity on the Board of Directors.

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Corporate Governance (continued)

Director Nomination Procedures

With respect to incumbent members of the Board of Directors, the nominating and corporate governance committee will annually evaluate the current members of the Board of Directors whose terms are expiring and who are willing to continue in service against the criteria described above in determining whether to recommend such directors for re-election.

Director candidates may come to the attention of the nominating and corporate governance committee from current directors, stockholders, officers or other sources. The nominating and corporate governance committee reviews all candidates in the same manner regardless of the source of the recommendation. In March 2016, the nominating and corporate governance committee adopted a formal policy regarding stockholder nominees.

The nominating and corporate governance committee will consider recommendations for the nomination of directors submitted by stockholders entitled to vote generally in the election of directors. The nominating and corporate governance committee has not established a minimum number of shares of Common Stock that a stockholder must own in order to recommend a director candidate for consideration, or a minimum length of time during which the stockholder must own its shares of Common Stock, but the nominating and corporate governance committee will take into account the size and duration of a recommending stockholder’s ownership interest in Paycom. The nominating and corporate governance committee will also consider the extent to which the stockholder making the recommendation intends to maintain its ownership interest in Paycom. The nominating and corporate governance committee will only consider recommendations of nominees who satisfy the minimum qualifications prescribed by the nominating and corporate governance committee for Board of Directors candidates, including that a director must represent the interests of all stockholders and not serve for the purpose of favoring or advancing the interests of any particular stockholder group or other constituency. The nominating and corporate governance committee will only consider recommendations submitted in compliance with our amended and restated bylaws (as the same may be amended from time to time) and any procedural requirements adopted by the nominating and corporate governance committee and disclosed in this proxy statement.

Communications with the Board of Directors

Any stockholder or other interested party who desires to communicate with the Board of Directors, a committee of the Board of Directors, the non-management/independent directors, the lead independent director or other individual director may do so by writing to such director or group of directors at: Paycom Software, Inc., 7501 W. Memorial Road, Oklahoma City, OK 73142, Attn: Legal Department.

The communication must prominently display the legend “BOARD COMMUNICATION” in order to indicate to the Legal Department that it is a communication for the Board of Directors. Upon receiving such a communication, the Legal Department will promptly forward the communication to the relevant individual or group to which it is addressed. The Board of Directors has requested that certain items that are unrelated to its duties and responsibilities should be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements.

The Legal Department will not forward any communication determined in its good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable. The Legal Department will maintain a list of each communication that was not forwarded because it was determined to be frivolous. Such list is delivered to the Board of the Directors at its quarterly meetings. In addition, each communication subject to this policy that was not forwarded because it was determined by the Legal Department to be frivolous is retained in our files and made available at the request of any member of the Board of Directors to whom such communication was addressed.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other principal executive and senior officers responsible for financial reporting. The Code of Ethics and Business Conduct is available on our website at investors.paycom.com. Our Code of Ethics and Business Conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. The information contained on, or accessible from, our website is not part of this proxy statement by reference or otherwise. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website.

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Corporate Governance (continued)

Hedging Policy

Our insider trading policy requires that any employee, executive officer or director wishing to enter into any hedging or similar transaction with respect to our securities must pre-clear such transaction with our Chief Financial Officer at least two weeks prior to, and must provide justification for, the proposed transaction.

Director Compensation

Overview and Philosophy

The Board of Directors believes that each director who is not employed by us (whom we refer to as non-employee directors) should be compensated through a mix of cash and equity-based compensation, which is awarded in the form of restricted stock. The compensation committee, consisting entirely of independent directors, has primary responsibility for reviewing and considering any revisions to director compensation. Periodically, the committee has reviewed director compensation with assistance from its independent compensation consultant, including conducting benchmarking against the Company’s peer group to help assess the appropriateness and competitiveness of our non-employee director compensation program. The Board of Directors reviews the compensation committee’s recommendations, discussing those recommendations among themselves, and determines the amount of director compensation. Historically our philosophy is to align target total non-employee director compensation, including cash and equity, to be in a competitive range of our peer group.

Because Mr. Richison serves as our President and Chief Executive Officer, he did not receive additional compensation for his service as a director in 2021 (including for his service as Chairman of the Board of Directors). See “Compensation of Executive Officers—Summary Compensation Table for Fiscal Years Ended December 31, 2021, 2020 and 2019” for additional information regarding the compensation paid to Mr. Richison during 2021. None of our executive officers had a role in determining or recommending the amount or form of non-employee director compensation, other than Mr. Richison in his capacity as a member of the Board of Directors.

Director Compensation in 2021

In 2021, the compensation package for non-employee directors consisted of (i) annual compensation for service as a director and as a member or chairperson of any committee(s), payable in cash in four quarterly installments (the “Director Cash Compensation”), and (ii) an award under the Paycom Software, Inc. 2014 Long-Term Incentive Plan (the “LTIP”) of restricted stock with an aggregate fair market value of $225,000 (based on the closing price of the Common Stock on the date of grant, but rounded down to the nearest whole share to avoid the issuance of fractional shares) (the “Director Equity Compensation”). All directors are also entitled to reimbursement for their reasonable out-of-pocket expenditures incurred in connection with their service. The Director Cash Compensation is set forth below.

Recipient(s)	2021 Annual Cash Compensation ($)

Non-employee directors	75,000

Lead independent director	20,000

Audit committee chairperson	25,000

Audit committee members (excluding chairperson)	10,000

Compensation committee chairperson	18,000

Compensation committee members (excluding chairperson)	8,000

Nominating and corporate governance committee chairperson	10,000

Nominating and corporate governance committee members (excluding chairperson)	5,000

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Corporate Governance (continued)

With respect to Director Equity Compensation, the shares of restricted stock were granted on the date of the 2021 annual meeting of stockholders and are scheduled to cliff-vest on the seventh (7th) day following the first (1st) anniversary of the 2021 annual meeting, provided that the non-employee director is providing services to the Company through the applicable vesting date. Any unvested Director Equity Compensation will be forfeited in the event that the non-employee director’s service on the Board of Directors terminates prior to the vesting date, unless (i) such director resigns concurrently with the annual meeting of stockholders immediately prior to the scheduled vesting date, (ii) such annual meeting is held not more than thirty (30) days prior to the scheduled vesting date and (iii) the resigning director continues to serve on the Board of Directors through the date of such annual meeting. In connection with Ms. Haugen’s resignation in September 2021, and in recognition of her service, the compensation committee accelerated the vesting of one half of her Director Equity Compensation for 2021. The remaining unvested shares were forfeited.

In the event that a new non-employee director is appointed to the Board of Directors other than at an annual meeting of stockholders (a “Mid-Term Director”), such Mid-Term Director is entitled to receive (i) the Director Cash Compensation beginning on the first quarterly payment date following his or her appointment and (ii) a partial award of the Director Equity Compensation on the date of his or her appointment, with the aggregate fair market value of such award to be determined based on the timing of such Mid-Term Director’s appointment in relation to the quarterly payment dates for the Director Cash Compensation. On September 28, 2021, Ms. Turney received a partial award of the 2021 Director Equity Compensation.

The following table provides information regarding compensation paid to each non-employee director during 2021.

Name	Fees Earned or Paid in Cash ($)		Stock Awards(1) ($)		Total ($)

Current Non-Employee Directors

Jason D. Clark	103,000	(2)	224,688		327,688

Henry C. Duques	93,000	(3)	224,688		317,688

Robert J. Levenson	95,000	(4)	224,688		319,688

Frederick C. Peters II	125,500	(5)	224,688		350,188

Sharen J. Turney(6)	22,000	(7)	112,334		134,334

J.C. Watts, Jr.	88,000	(8)	224,688		312,688

Former Non-Employee Director

Janet B. Haugen	77,250	(9)	224,688	(10)	301,938
(1)

Amounts shown represent the aggregate grant date fair value of Director Equity Compensation, computed in accordance with ASC 718, with the exception that the amounts shown assume no forfeitures. A discussion of the assumptions used in the calculation of these amounts is included in Note 11, “Stockholders’ Equity and Stock-Based Compensation” in the annual consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”) filed with the SEC on February 17, 2022. For purposes of the Director Equity Compensation, we did not issue any fractional shares and, as a result, the aggregate grant date fair value of each director’s award is slightly less than $225,000 (or, in the case of Ms. Turney, slightly less than $112,500, which represents a pro-rated amount of the Director Equity Compensation, determined based on the timing of her appointment).

(2)

Represents the aggregate Director Cash Compensation paid to Mr. Clark for his service as (i) a director and member of the audit committee for the entire 2021 fiscal year and (ii) chairperson of the compensation committee from January 2021 to November 2021.

(3)

Represents the aggregate Director Cash Compensation paid to Mr. Duques for his service as (i) a director and member of the audit committee for the entire 2021 fiscal year and (ii) a member of the compensation and audit committees from January 2021 to November 2021.

(4)

Represents the aggregate Director Cash Compensation paid to Mr. Levenson for his service as (i) a director and member of the audit committee for the entire 2021 fiscal year and (ii) chairperson of the nominating and corporate governance committee from January 2021 to November 2021.

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Corporate Governance (continued)

(5)

Represents the aggregate Director Cash Compensation paid to Mr. Peters for his service as (i) a director, lead independent director and member of the nominating and corporate governance and compensation committees for the entire 2021 fiscal year, (ii) a member of the audit committee from January 2021 to September 2021 and (iii) chairperson of the audit committee from September 2021 through the end of the year.

(6)	Ms. Turney was appointed to the Board of Directors in September 2021.
(7)

Represents the aggregate Director Cash Compensation paid to Ms. Turney for her service a director and a member of the compensation and nominating and corporate governance committees from September 2021 through the end of the year.

(8)

Represents the aggregate Director Cash Compensation paid to Mr. Watts for his service as a (i) director for the entire 2021 fiscal year and (ii) a member of the compensation and nominating and corporate governance committees from January 2021 to November 2021.

(9)

Represents the aggregate Director Cash Compensation paid to Ms. Haugen for her service as a director, member of the compensation committee and chairperson of the audit committee from January 2021 to September 2021.

(10)

In connection with Ms. Haugen’s resignation, the compensation committee accelerated the vesting of one half of her Director Equity Compensation for 2021, and the remaining unvested shares were forfeited. The amount presented represents the aggregate fair market value of the full award.

Director Stock Ownership Guidelines

To further align their interests with the long-term interests of stockholders and to promote the Company’s commitment to sound corporate governance, the Board of Directors has established minimum stock ownership guidelines for the non-employee directors and executive officers. Under these guidelines, each non-employee director is required to own a number of shares of Common Stock (including unvested shares of restricted stock) equal to (i) five times the amount of annual cash compensation payable to each non-employee director for the then-current year, exclusive of any fees payable for service as lead independent director, chairperson of a committee or service on a committee, divided by (ii) the greater of (x) the closing price of the Common Stock as reported on the NYSE on the trading day immediately preceding the date of calculation and (y) the average closing price of the Common Stock as reported on the NYSE for the 12-month period immediately preceding (and ending on the trading date immediately prior to) the date of calculation. Each non-employee director’s minimum stock ownership requirement is recalculated annually on the date of the annual meeting of stockholders and in connection with any change in the annual cash compensation payable to non-employee directors. Non-employee directors who were serving on the Board of Directors as of September 25, 2021 are required to achieve compliance with these guidelines by September 25, 2026. Non-employee directors elected since September 25, 2021 and future non-employee directors are required to achieve compliance with these guidelines within five years of their election. As of the Record Date, each non-employee director was in compliance with the stock ownership guidelines. A copy of the stock ownership guidelines is available on our website at investors.paycom.com.

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Audit Committee Matters

Audit Committee Report

The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended December 31, 2021, which includes our consolidated balance sheets as of December 31, 2021 and December 31, 2020, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2021, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

Review and Discussions with Management

The audit committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

Pursuant to the terms of the audit committee’s charter, the audit committee meets at least once per fiscal quarter or more frequently as it may determine necessary. The audit committee has discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The audit committee has also received written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the audit committee concerning independence and has discussed with Grant Thornton LLP its independence from the Company. The audit committee has also reviewed and discussed the selection, application and disclosure of the critical accounting policies of the Company with Grant Thornton LLP.

Based on the review and discussions referred to above, the audit committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Members of the Audit Committee

Jason D. Clark  |  Henry C. Duques  |  Robert J. Levenson  |  Frederick C. Peters II

Fees to Independent Registered Public Accounting Firm

The following is a summary of the fees billed to us by Grant Thornton LLP for audit services for fiscal 2020 and 2021 as well as for audit-related, tax and other services rendered during the applicable periods (in thousands).

	2021	2020

Audit Fees(1)	$993	$897

Audit-Related Fees(2)	—	—

Tax Fees(3)	115	102

All Other Fees(4)	—	—

Total Fees	$1,108	$999

(1)

Audit fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements, including consultations concerning financial reporting in connection with issuances of auditor consents and comfort letters with respect to registration statements filed with the SEC and related securities offerings.

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Audit Committee Matters (continued)

(2)	Grant Thornton LLP did not provide any assurance or related services during the relevant periods that are not otherwise disclosed as audit fees.
(3)

Tax fees consist of fees billed for professional services rendered for tax compliance (including the preparation, review and filing of tax returns), tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance.

(4)	Grant Thornton LLP did not provide any “other services” during the relevant periods.

Policy on Audit Committee Pre-approval of Audit and Non-audit Services Performed by Independent Registered Public Accounting Firm

The audit committee has determined that all services performed by Grant Thornton LLP are compatible with maintaining the independence of Grant Thornton LLP. The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee has delegated authority to its chairperson, Mr. Peters, to pre-approve any audit or non-audit services to be provided by Grant Thornton LLP, provided that (i) the fees for such services do not exceed $250,000 in the aggregate, (ii) any matters approved by the chairperson under such delegated authority must be presented to the full audit committee at its next scheduled meeting and (iii) such services must be allowed to be provided by our independent registered public accounting firm under the Sarbanes-Oxley Act of 2002 and SEC rules relating to auditor independence. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process.

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Proposal 2: Ratification of the Appointment of

Our Independent Registered Public Accounting Firm

The audit committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2022. The audit committee and the Board of Directors recommend that you ratify this appointment.

Arrangements have been made for a representative of Grant Thornton LLP to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and he or she will be available to respond to appropriate stockholder questions.

Vote Required

The approval of Proposal 2 will require the affirmative vote, in person or by proxy, of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2022.

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Management

CHAD RICHISON

Chad Richison, 51, has served as President and Chief Executive Officer since he founded Paycom in 1998. He has also served as a member of our Board of Directors since 1998 and was appointed Chairman of the Board of Directors in August 2016. Mr. Richison began his career in sales with a national payroll and human resources company and a regional payroll company prior to founding Paycom. He received his bachelor’s degree in mass communications—journalism from the University of Central Oklahoma.

CRAIG E. BOELTE

Craig E. Boelte, 58, has served as our Chief Financial Officer since February 2006 and as Treasurer and Secretary since May 2017. Before joining Paycom, Mr. Boelte owned an accounting practice that served Paycom. Prior to that, Mr. Boelte spent nine years at Deloitte & Touche where he served as Senior Tax Manager. Mr. Boelte has over 34 years of experience in the workforce management and HR industry. Mr. Boelte is a member of the Oklahoma Society of CPAs and the American Institute of CPAs. Mr. Boelte received his bachelor’s degree in business administration and master’s degree in accounting from Oklahoma State University.

HOLLY FAUROT

Holly Faurot, 37, has served as our Chief Sales Officer since April 2021. Mrs. Faurot previously held the role of Paycom’s Senior Executive Vice President of Sales and Client Relations after serving as Paycom’s Vice President of Client Relations from March 2016 to February 2021. Prior to these positions, Mrs. Faurot served as Paycom’s Regional Vice President of Sales from July 2011 to March 2016, Sales Manager from January 2009 to July 2011, Sales Training Manager from July 2008 to January 2009 and Senior Sales Consultant from February 2007 to January 2009. She earned her bachelor’s degree in management and a minor in marketing from the University of Oklahoma.

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Management (continued)

BRADLEY S. SMITH

Bradley S. Smith, 52, has served as our Chief Information Officer since April 2018. Mr. Smith previously held roles as Paycom’s Director of Software Development from January 2012 to April 2018 and Director of Information Technology from May 2005 to January 2012. Before joining Paycom, Mr. Smith served as Senior Technical Consultant at BearingPoint from October 2003 to May 2005 and as Manager of Software Development and Business Intelligence at Fleming Companies, Inc. from May 1995 to October 2003. Mr. Smith has over 30 years of information technology and software development experience. He earned his bachelor’s degree in management information systems from Oklahoma State University.

JON D. EVANS

Jon D. Evans, 56, has served as our Chief Operating Officer since April 2018. Prior to his role as Chief Operating Officer, Mr. Evans previously held roles as Paycom’s Senior Executive Vice President of Operations from March 2017 to April 2018, Executive Vice President of Accounting from December 2016 to March 2017 and Director of Accounting from December 2014 to December 2016. Before joining Paycom, Mr. Evans served as the Chief Operating Officer of Chickasaw Nation Industries-Commercial, Inc., a holding company with businesses in multiple industries including business support services, defense logistics and manufacturing, from March 2011 to December 2014. Mr. Evans has over 35 years of senior financial and operations management experience. He earned his bachelor’s degree in business administration from Oklahoma State University.

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A Message From Our Compensation Committee

Fellow Stockholders,

Paycom is leading the transformation of Human Capital Management systems across the United States. Via our cloud-based platform, we are able to unlock efficiencies for our clients and revolutionize the way companies manage their most important asset, human capital. Our success has translated into an over 20-fold stock price increase since our IPO in 2014, but we are just at the beginning of Paycom’s story, with significant growth opportunities ahead.

As members of the compensation committee, we are responsible for the design and oversight of the executive compensation program to attract, retain and incentivize executives. We maintain a pay-for-performance compensation structure that supports the Company’s ambitious growth strategy and stockholder value creation.

Our 2021 say-on-pay proposal did not win majority support. In response to your vote, the compensation committee members have undertaken an expanded outreach effort to understand your concerns about the executive compensation program at Paycom. Members of the compensation committee personally led many of the meetings and listened to your views while sharing our perspectives.

We were pleased that most of you were supportive of our overall executive compensation program and the changes we implemented in 2021. You also provided us with important perspectives on the special performance grant that was issued to our founder and CEO, Chad Richison, in 2020.

Our past and ongoing success is based on the strength of our leadership team and Mr. Richison in particular, who founded the Company back in 1998 and continues to drive our growth. We believe the 2020 grant further aligned his compensation with Paycom’s potential sustained growth over the next decade and provided a strong incentive for him to continue building the Company’s value for the benefit of all our stockholders.

As we discussed with many of you, Mr. Richison’s special performance award was intended to cover multiple years and he is not eligible to receive any additional equity awards until fiscal year 2026. To date, none of the special performance award has vested and, as discussed in more detail in the following Compensation Discussion and Analysis, none of it will vest and all of the shares will be forfeited unless our stock price increases significantly within specified time periods. The compensation committee will continue to review competitive market practices and listen to your valuable perspectives.

We appreciate the trust each of our stockholders has placed in Paycom, and we particularly would like to thank all stockholders with whom we spoke over the course of the last year for their insights and candid feedback. We look forward continuing this dialogue and welcome any questions or concerns that you would like to share with us before making your voting decision this year.

We thank you for your continued support and investment in Paycom.

Sincerely,

J.C. Watts, Jr., Chairperson

Robert J. Levenson

Frederick C. Peters II

Sharen J. Turney

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of the elements and philosophy of our executive compensation program as well as how and why the compensation committee and our Board of Directors make specific compensation decisions and policies with respect to our NEOs (as defined below).

Executive Summary

We continued to deliver exceptional performance in 2021. Leading the market transformation of HR and human capital management systems, we achieved record new client sales in 2021 and grew our total revenue by 25% compared to the prior year. Client usage of our products reached a record level in 2021, driving our annual revenue retention rate of 94%, net income of $196.0 million, which represents a net income margin of nearly 19%, and adjusted EBITDA of $419.3 million, which represents an adjusted EBITDA margin of nearly 40%.*

2021 REVENUE GROWTH

25.4%

$1.056 BILLION FULL YEAR REVENUE

2021 ANNUAL REVENUE RETENTION RATE

94%

2021 NET INCOME MARGIN

19%

$196.0 MILLION FULL YEAR NET INCOME

2021 ADJUSTED EBITDA MARGIN*

40%

$419.3 MILLION FULL YEAR ADJUSTED EBITDA*

2017-2021 CUMULATIVE TSR

813%

VS

133% S&P 500,
324% S&P 1500 APPLICATION SOFTWARE INDEX AND 257% S&P 500 SOFTWARE & SERVICES INDEX

2021 CLIENT COUNT GROWTH

10%

BASED ON PARENT COMPANY GROUPING

*Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. See Appendix A for more information.

Our expanded footprint and continued innovation supported long-term growth. In 2021, we opened one new sales office and increased our headcount 28% year-over-year as we continued to have great success attracting and retaining high-caliber talent to support our market expansion. Our latest innovation, Beti, was awarded a Top HR Product of the Year honor, which is testament to the creative vision and exceptional execution by our teams.

Payouts under the Annual Incentive Plan aligned with our significant revenue growth. The annual incentive payouts were 200% and 110% of target for NEOs, depending on applicable metrics and role, and reflected rigorous stretch performance targets that were instrumental in motivating and incentivizing our performance achieved in 2021.

Our CEO total direct compensation for fiscal 2021 declined by nearly 99% compared to 2020. Consistent with our prior commitment, the CEO is not eligible for additional equity awards until 2026.

Our fiscal 2021 program design reflected stockholder feedback obtained in response to our 2020 ‘say-on-pay’ vote. Common themes from these conversations were that executive compensation should be performance-based relative to similarly situated companies, structured to be long-term in nature and closely aligned with total stockholder return (“TSR”). With this stockholder feedback in mind, the compensation committee redesigned our long-term incentive program as follows:

✓  Replaced total enterprise value metric with relative total stockholder return (“Relative TSR”);

✓  Established rigorous above-median relative performance target;

✓  Removed vesting opportunities prior to the expiration of the performance period to reinforce sustained long-term performance requirement in alignment with stockholder experience;

✓  Maintained exclusively performance-based long-term incentive program structure; and

✓  Enhanced disclosure about the Annual Incentive Plan design to provide greater transparency concerning our target-setting approach.

The Board intensified the stockholder engagement effort in 2021. Throughout 2021, we invited 19 of our largest stockholders, representing approximately 52% of shares held by non-affiliates, to meet with us. Members of our Board of Directors met with eight stockholders, representing approximately 35% of shares held by non-affiliates, to discuss issues related to our executive compensation, corporate governance, and sustainability priorities and programs. Including meetings led by members of our ESG Steering Committee, we held 15 meetings with stockholders during 2021. Our stockholders were generally supportive of our executive compensation program and favorably viewed executive compensation program changes implemented in 2021; however, the magnitude of the CEO Performance Award issued in 2020 raised concerns.

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Compensation Discussion and Analysis (continued)

In response to the stockholder feedback and consistent with our prior commitment, no equity awards were issued to Mr. Richison in 2021. The CEO Performance Award issued in 2020 was intended to replace five years of CEO annual equity awards and to provide incentive for extraordinary long-term performance that correlates directly with substantial stockholder value creation. As of the date of this filing, Mr. Richison has not realized any value from the special award. Additionally, and in response to stockholder feedback, the compensation committee and the Board implemented the following enhancements:

✓  Refreshed the compensation committee composition and appointed a new compensation committee chairperson;

✓  Included an update on the vesting of the CEO Performance Award issued in 2020;

✓  Reviewed market benchmarks for the other NEOs’ pay levels;

✓  Reaffirmed its commitment to not issue any additional equity incentives to Mr. Richison until fiscal 2026; and

✓  Committed to conduct an in-depth review of market and peer group practices and benchmarks prior to setting Mr. Richison’s compensation opportunities for 2026.

Our thriving corporate culture has been recognized by multiple awards. We earned a top 20 ranking in best places to work in the U.S. by Top Workplaces and we ranked in the top 100 in the midsized category of Forbes America’s Best Employers list. We were also ranked among the best companies for women to work at in the United States, according to Comparably.

Overview

Our Company

Newly named by Fast Company as one of the World’s Most Innovative Companies in the enterprise sector, Paycom digitally transforms business as a leading provider of human capital management (“HCM”) technology. Our comprehensive, cloud-based HCM solution is delivered as Software-as-a-Service and allows employers and their HR teams to focus on strategies that drive business forward by empowering employees to manage their own HR data through our Employee Self-Service® tool. Put simply, our technology simplifies life for our clients and their employees.

Our single-database solution and easy to use mobile app enable employees to complete onboarding tasks, update personal information, submit time off requests, access pay stubs and year end forms, access training resources, enroll in benefits and much more. We provide functionality and data analytics that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Our solution requires virtually no customization and is based on a core system of record for all HCM functions, including talent acquisition, time and labor management, payroll, talent management and human resources management applications. Our user-friendly software encourages employee usage that boosts our clients’ bottom line through self-management of their HCM activities in the cloud, which reduces the administrative burden on employers and increases employee productivity.

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Compensation Discussion and Analysis (continued)

Our Named Executive Officers

This Compensation Discussion and Analysis describes our executive compensation philosophy, policies and practices and details the compensation paid to those individuals who served as our principal executive officer and principal financial officer during 2021, as well as the three next most highly compensated executive officers as of December 31, 2021. This Compensation Discussion and Analysis also includes compensation details for one former executive officer who was not serving as an executive officer as of December 31, 2021. The individuals listed below are collectively referred to as our named executive officers (“NEOs”):

Chad Richison, President and Chief Executive Officer
Craig E. Boelte, Chief Financial Officer
Holly Faurot, Chief Sales Officer
Bradley S. Smith, Chief Information Officer
Jon D. Evans, Chief Operating Officer
Jeffrey D. York, Former Chief Sales Officer

On April 2, 2021, Mr. York accepted a new non-executive role as the Company’s Leadership Strategist and Mrs. Faurot was appointed to succeed him as Chief Sales Officer. In accordance with Item 402 of Regulation S-K, because Mr. York would have been one of the three most highly compensated executive officers in 2021 but for the fact that he was not serving as an executive officer as of December 31, 2021, Mr. York is considered an NEO for 2021 and, as such, this Compensation Disclosure and Analysis and the compensation tables that follow include disclosure with respect to his compensation.

2021 Financial and Business Highlights

We are committed to achieving long-term, sustainable growth and increasing stockholder value. As evidenced by our strong financial results, our momentum and success continued in 2021. We recognize that our talented and experienced management team is critical to our ability to maintain our momentum and to continue to pursue our strategic objectives. They have been instrumental in our ability to further the innovation of our software and drive client adoption while continuing to make our clients successful in today’s rapidly changing business environment. Accordingly, we believe it is important to consider our executive compensation decisions in the context of our financial and operational performance during 2021.

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Compensation Discussion and Analysis (continued)

As shown in the graph below, our cumulative TSR outperformed both the S&P 500 Index and the S&P 1500 Application Software Index during the five-year period commencing on December 31, 2016 and ending on December 31, 2021. The following graph assumes that $100 was invested in our Common Stock and in each of the comparative indices at the beginning of the period and assumes the reinvestment of any dividends.

Say-On-Pay and Stockholder Engagement

2021-2022 Stockholder Outreach and Board Responsiveness

We intensified our stockholder outreach during 2021. Our 2021 say-on-pay proposal received approximately 30% support, and the compensation committee and the full Board of Directors took this vote outcome seriously. We assembled an engagement team that included the compensation committee chairperson, nominating and corporate governance committee chairperson, our lead independent director and other members of the Board of Directors, as well as members of our management ESG Steering Committee, including representatives from the Investor Relations team. As part of our intensified stockholder outreach effort in advance of, and following, the 2021 annual meeting of stockholders, we contacted 19 of our largest stockholders, representing approximately 52% of our Common Stock held by non-affiliates. Members of our engagement team met with 10 of these stockholders, representing approximately 37% of our Common Stock held by non-affiliates. In total, we held 15 meetings with stockholders during 2021, as members of our engagement team met with certain stockholders on more than one occasion. Topics discussed included executive compensation, corporate governance and our approach to environmental and social issues.

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Compensation Discussion and Analysis (continued)

We gained valuable perspectives from our stockholders, which were then conveyed to the full Board of Directors and relevant committees of the Board of Directors and informed many meeting agenda items. Our stockholders were generally supportive of our executive compensation program design and favorably assessed the long-term incentive program changes that we implemented in 2021 to address stockholder feedback obtained in the prior year. One common topic of our stockholder interest and focus was the CEO’s special performance award issued in 2020, which a majority of stockholders with whom our engagement team spoke cited as the reason they did not support our last year’s say-on-pay proposal. Further, in the fall of 2021, to bring fresh perspectives to the compensation committee as we were reviewing our executive compensation program and conducting the stockholder engagement, the Board of Directors added Sharen J. Turney and Robert J. Levenson to the compensation committee and appointed J.C. Watts, Jr. to the role of the compensation committee chairperson. In connection with these changes, Jason D. Clark and Henry C. Duques rotated off the compensation committee.

Below is a summary of the feedback we received during 2021 engagement and the response of the Board of Directors to the stockholder perspectives shared with us.

Stockholder Concern	Compensation Committee Response
Magnitude of the CEO Performance Award issued in 2020

✓  No additional awards were issued to Mr. Richison in 2021.

✓  CEO’s total direct compensation for fiscal 2021 declined by 99% compared to 2020.

✓  Mr. Richison is not eligible for any additional annual or special equity awards until 2026.

✓  Award vesting requires achievement of very aggressive performance hurdles.

Perspective:

We heard from our stockholders that the special award to Mr. Richison was viewed to be above the market pay levels. Special incentive opportunities are not part of our regular compensation program design. The compensation committee will carefully review the market practices and benchmarks prior to setting Mr. Richison’s compensation for fiscal 2026 and prior to approval of any special awards for the NEOs outside of our regular compensation program.

Update on the CEO Performance Award vesting milestones

✓  Included an update in this year’s CD&A disclosure concerning how the CEO Performance Award is tracking against the stock price performance targets that became even more rigorous based on our recent stock price performance.

Perspective:

As of March 2022, the CEO Performance Award has not vested and achievement of the stock price performance goals is not guaranteed, reflecting the rigor of the award and the aggressive growth targets we set for ourselves.

Pay levels for other NEOs outpace the market

✓  The compensation committee worked with its independent compensation consultant in late 2021 to review pay benchmarks and determined that our NEO pay levels are commensurate with the peer opportunities for similar roles and responsibilities scope.

✓  On average, approximately 89% of 2021 total compensation for our NEOs (other than Mr. Richison) was at risk.

Perspective:

Our superior sustained performance results over the last several years supported the current level of incentive opportunities for our NEOs. See the Comparison of Cumulative Total Return graph on page 33. The Company’s compensation program is largely composed of performance-based equity incentives that vest only if pre-set performance targets are met, and are forfeited if performance thresholds are not met.

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Compensation Discussion and Analysis (continued)

2020-2021 Stockholder Outreach and Board Responsiveness

Our most recent stockholder outreach throughout 2021 built on our stockholder engagement effort undertaken by the compensation committee and the Board of Directors in response to our 2020 say-on-pay vote, which was the first year of a significant decline in our stockholder support of executive compensation. During 2020, we received varied and diverse feedback from our stockholders, which was carefully considered by the compensation committee and the Board of Directors and resulted in several changes we made to our 2021 executive compensation program as summarized below.

Stockholder Concern	Compensation Committee Response
Executive compensation should align with TSR

✓  Replaced the legacy total enterprise value performance metric in our long-term incentive program for executives with a Relative TSR metric that measures our performance relative to peers.

✓  The program requires above-median performance at the 60th percentile relative to peers to earn target payout.

✓  Awards provide that the payout percentage is capped at 100% of target if our absolute TSR over the applicable performance period is negative.

Perspective:

Recognizing that many of our investors favor relative performance metrics, we adopted a Relative TSR measure designed to ensure our executive compensation is aligned with the long-term value creation relative to our peers.

NEOs’ equity awards should be long-term in nature

✓  The new long-term incentive program design requires sustained relative performance over two- and three-year performance periods and vests only at the end of the applicable performance period. Every share has to be earned by achieving pre-set Relative TSR metric. No service-based equity awards were granted.

Perspective:

Our prior long-term performance program was designed to incentivize accelerated growth by providing immediate vesting opportunities upon achievement of the performance milestones. We heard our stockholders’ strong preference to align long-term incentive opportunities with sustained long-term performance results, as reflected in the new, modified approach.

Structure of the short-term incentive program provides unbalanced downside for below-target performance

✓  In our discussions with our stockholders, we explained the compensation committee’s goal-setting approach that informs the short-term incentive program’s threshold, target and maximum performance levels.

Perspective:

Our annual bonus targets reflect rigorous stretch performance goals that require significant growth. Any over-performance carries a greater premium to recognize superior results. Performance below target would keep us on track to deliver results above the prior year’s achievements and thus carries a smaller downside.

We believe that as a result of these changes over the last two years in response to our stockholders’ views, we have strengthened the pay and performance alignment of our executive compensation program.

We trust that our extensive stockholder engagement and ongoing dialogue with our stockholders along with the compensation program changes and forward-looking considerations described above convey the seriousness with which the compensation committee responded to our stockholders’ feedback.

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Compensation Discussion and Analysis (continued)

Compensation Philosophy

As we pursue our strategic objectives, we must continuously develop and refine our solution to stay ahead of our clients’ needs and challenges, which requires a talented and experienced management team. Our compensation committee, with input from the committee’s independent compensation consultant, has developed an executive compensation program that we believe is designed to (i) motivate, reward and retain our leaders, (ii) support our strategic objectives, including long-term, sustainable growth and increasing stockholder value, and (iii) encourage strong financial performance on an annual and long-term basis, in each case without encouraging excessive or inappropriate risk taking.

Our compensation committee has determined what it believes to be the appropriate level and mix of the various compensation components for our NEOs. The specific objectives of our executive compensation program are to:

•	reward the achievement of our strategic objectives, including financial growth;

•	drive the continued development of our successful and profitable business;

•	motivate, reward and retain highly qualified executives who are important to our success;

•	recognize strong performers by offering cash performance-based incentive compensation and equity awards that reward contributions to our overall success; and

•	align the interests of our NEOs with those of our stockholders and, in doing so, create value for our stockholders.

The table below summarizes how the various components of our executive compensation program are designed to achieve these objectives.

Compensation Component	Objectives
Base salary	To compensate NEOs for services rendered during the fiscal year and to recognize their experience, skills, knowledge and responsibilities
Annual Incentive Plan	To provide performance-based, short-term cash compensation to reward NEOs for the achievement of pre-established performance objectives
Equity incentives	To support retention and reward NEOs for long-term corporate performance based on our share price or Relative TSR and, consequently, to align their interests with those of our stockholders
Benefits and perquisites

To maintain competitiveness of our executive compensation program and to attract and retain executives; executives participate in broad-based benefits programs that are generally available to all employees and any supplemental benefits or perquisites are considered on a case-by-case basis

Compensation Review and Determination

Overview

In determining the compensation for each NEO, the compensation committee considered the following factors:

•	our performance in the previous year, based on both financial and non-financial metrics;

•	our growth from the previous year, based on both financial and non-financial metrics;

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Compensation Discussion and Analysis (continued)

•	retention considerations;

•	our outlook and operating plan for the upcoming year;

•	the compensation analysis provided by the compensation committee’s compensation consultant;

•	the NEO’s role, responsibilities, and skills;

•	the NEO’s compensation for the previous year;

•	relevant terms of the NEO’s employment agreement, if any;

•	an evaluation of the NEO’s individual performance (see “—Role of Executive Officers”);

•	the proposed compensation packages for the other NEOs (internal pay equity);

•	the size of the aggregate equity pool available for awards for the year and the relative allocation of such pool among the NEOs and the other participants;

•	overall equity dilution and burn rates as well as equity overhang levels;

•	the value of, and expense associated with, proposed and previously awarded equity grants, including the continuing retentive value of past awards; and

•	compensation trends and competitive factors in the market for talent in which we compete.

Role of Compensation Committee

Our compensation committee reviews and approves, or recommends that our Board of Directors approve, the compensation of our NEOs. Among other matters, the compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other NEOs, evaluates the performance of these officers in light of those goals and objectives, and approves all equity awards to our NEOs.

Role of Compensation Consultant

In 2021, the compensation committee engaged Meridian Compensation Partners, LLC (“Meridian”) to provide input, analysis, and advice about our compensation programs for executives and non-employee directors, including compensation philosophy and design, peer group data, competitive positioning and equity compensation practices. The compensation committee selected Meridian as its compensation consultant based on, among other things, Meridian’s reputation and substantial insight and experience with executive compensation programs in our industry. Meridian reports directly to the compensation committee and did not perform work for Paycom in 2021 except under its engagement by the compensation committee. After reviewing and considering the factors set out by the applicable rules and regulations of the SEC and NYSE regarding the independence of compensation advisors, the compensation committee determined that Meridian is independent and its work in 2021 did not raise any conflicts of interest.

Role of Executive Officers

On an annual basis, we evaluate each NEO’s performance for the prior year. Our Chief Executive Officer, Mr. Richison, evaluates each NEO other than himself, with input from others within the Company. The evaluation focuses on the achievement of stated corporate and individual performance criteria and the contributions made to Paycom. This process leads to a recommendation from the Chief Executive Officer to the compensation committee with respect to the cash compensation of each NEO (other than himself) as well as whether or not equity incentive awards should be granted. The compensation committee determines the Chief Executive Officer’s cash compensation (without his input), as well as whether or not equity incentive awards should be granted to him.

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Compensation Discussion and Analysis (continued)

Compensation Mix

We emphasize performance-based, at-risk compensation. In 2021, approximately 50% of our Chief Executive Officer’s total compensation was at risk. If the grant date fair value of Mr. Richison’s 2020 CEO Performance Award is annualized over the five-year period during which he is not eligible for additional equity awards, approximately 96% of his total compensation in 2021 was at risk. On average, approximately 89% of the total compensation for our other NEOs in 2021 was at risk. The overall design of our compensation program is intended to support a strong pay-for-performance culture and encourage longevity, sustained performance and retention of our NEOs, resulting in a dynamic compensation structure that aims to ensure alignment between the interests of our NEOs and the interests of our stockholders.

We do not have a pre-established policy or target for the allocation between cash and non-cash compensation nor for the allocation between short-term and long-term incentive compensation for our NEOs. Rather, the compensation committee relies on each committee member’s knowledge and experience, as well as information provided by management and the committee’s compensation consultant, to determine the appropriate level and mix of compensation. Ultimately, our objective is to provide our NEOs with reasonable, competitive base salaries and the opportunity to earn additional compensation through short-term and long-term performance-based incentives, which are designed to incentivize achievement of pre-established performance target levels.

Our NEOs receive cash compensation in the form of base salary and bonuses, with bonuses representing a short-term incentive component of our NEO compensation packages. In 2021, we determined and paid bonuses to each of our NEOs pursuant to the Annual Incentive Plan. See “—Cash Compensation—Annual Incentive Plan.”

We believe equity awards serve as an important motivational and retentive component of an NEO’s overall compensation package. With the exception of equity awards granted to Mrs. Faurot prior to her appointment as Chief Sales Officer, all equity awards granted to NEOs in 2020 and 2021 were exclusively performance-based with vesting conditions tied to our share price or Relative TSR performance. The design of these equity awards, along with the performance criteria for the Annual Incentive Plan bonuses, results in a significant portion of our NEOs’ compensation being linked to our financial, operational and Relative TSR performance. We believe this structure challenges our executives to increase stockholder value and compensates them to the extent that the specified results are achieved.

Timing

At least on an annual basis, our compensation committee reviews and evaluates each NEO’s base salary, with input from our Chief Executive Officer (except with respect to his own compensation). Based on historical practices and our performance review cycle for all employees, salary increases, if any, are typically effective as of July 1st of a given year.

With respect to cash bonuses, the Annual Incentive Plan requires that the compensation committee set performance goals within the first 90 days of a performance period. Following the end of a performance period and our receipt of the independent auditor’s report with respect to financial statements for the applicable fiscal year, the compensation committee must certify the extent to which the performance goals were achieved as well as the calculation and determination of the incentive compensation to be paid to each participant under the Annual Incentive Plan.

With respect to equity compensation, the compensation committee determines whether and when to grant awards to NEOs based on its evaluation of the various factors discussed under “—Long-Term Incentive Compensation—Equity Awards” below.

Peer Group Data

The compensation committee uses peer group data as a point of reference for designing our compensation programs and setting compensation levels. In December 2020, the compensation committee reviewed comparative executive compensation data from a group of companies identified based on the selection criteria described below. The compensation committee does not use peer group data as a single determinative factor, but rather as an external check to verify that our executive compensation programs are reasonable and competitive.

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Compensation Discussion and Analysis (continued)

In developing the primary peer group, the compensation committee sought to include U.S.-headquartered companies that, in the compensation committee’s view, are similar to the Company in terms of size, industry focus and level of operational and organizational complexity. In particular, the compensation committee targeted application software companies with comparable Software-as-a-Service business models and business software applications. The peer group companies were also identified based on the following financial criteria:

Selection Criteria	Primary Peer Group Target Financial Criteria

Revenue (12-month period)	$500 million to $2.5 billion

Market Capitalization	$500 million to $40 billion

Potential peer group companies were evaluated based on the most recent data available as of December 2020. Companies that did not satisfy all of the selection criteria were nonetheless eligible to be included in the peer group based on alignment across all factors. With the assistance of its independent compensation consultant, the compensation committee ultimately identified the primary peer group set forth below. The primary peer group includes 18 software companies with median revenues of $997 million and median market capitalization of $12 billion.

ANSYS, Inc.	Okta, Inc.
Aspen Technology, Inc.	Paylocity Holding Corporation
Blackbaud, Inc.	Proofpoint, Inc.
Ceridian HCM Holding Inc.	RealPage, Inc.
CoStar Group, Inc.	RingCentral, Inc.
Ebix, Inc.	Splunk Inc.
Fair Isaac Corporation	The Trade Desk, Inc.
Guidewire Software, Inc.	Tyler Technologies, Inc.
Nuance Communications, Inc.	Zendesk, Inc.

Note: LogMeIn, Inc. ceased to be a publicly listed company in August 2020 and was removed from our peer group. No other changes were made to our primary peer group composition.

Developing the Company’s peer group is challenging given the trajectory of the Company’s growth and limited direct, public company business peers. As Paycom continues to grow, the compensation committee remains committed to providing market-competitive and stockholder-aligned compensation programs that are appropriate for the size and strategy of the business. To assist with this goal, the compensation committee also reviewed data from larger companies in our industry, both in terms of market capitalization and revenue, to help them understand how pay design and structure, as well as quantum of pay opportunity, may change as the Company continues to grow. Further, to ensure our compensation programs remain competitive and support talent retention, the compensation committee also reviewed the incentive design practices of newly public companies in the industry. Although the compensation committee reviewed trends in compensation structure and formulation among members of these reference groups as part of its overall executive compensation evaluation, it did not use these additional reference groups to inform pay level or mix decisions.

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Compensation Discussion and Analysis (continued)

Cash Compensation

Base Salary

We provide base salaries to our NEOs to compensate them for services rendered during the fiscal year and to recognize their experience, skills, knowledge and responsibilities. During 2021, each of Messrs. Richison, Boelte and York was party to an employment agreement that sets forth a minimum base salary. No formulaic base salary increases are provided to such NEOs pursuant to the terms of their employment agreements. At least on an annual basis, our compensation committee reviews and evaluates base salaries for our NEOs, with input from its independent compensation consultant and our Chief Executive Officer (except with respect to his own compensation). The table below provides information regarding the base salary for each of our NEOs.

Name	Current Base Salary as of July 1, 2021 ($)	Prior Base Salary ($)		% Change Current vs. Prior
Chad Richison	769,408	739,815		4%
Craig E. Boelte	484,557	465,920		4%
Holly Faurot	459,680	442,000	(1)	4%
Bradley S. Smith	472,659	454,480		4%
Jon D. Evans	459,680	442,000		4%
Jeffrey D. York	566,800	566,800		0%
(1)	Reflects base salary in effect from April 2, 2021 to June 30, 2021. Prior to her appointment as Chief Sales Officer, Mrs. Faurot’s salary was $260,000.

Consistent with our historical approach to base salary adjustments, effective July 1, 2021, we increased the base salary of each NEO other than Mr. York. These salary increases were determined based on the compensation committee’s review (with input from its independent compensation consultant) of compensation data regarding each NEO’s salary relative to the salaries of named executive officers of peer group companies, as well as a general evaluation of competitive external market conditions for recruiting and retaining executive talent.

Annual Incentive Plan

Overview. The purpose of the Annual Incentive Plan is to advance our interests and the interests of our stockholders by (i) providing certain employees, including the NEOs, with incentive compensation that is tied to the achievement of pre-established, objective performance goals, (ii) identifying and rewarding superior performance and providing competitive compensation to attract, motivate and retain employees who have outstanding skills and abilities, and who achieve superior performance, and (iii) fostering accountability and teamwork throughout Paycom. The Annual Incentive Plan is intended to provide incentive compensation and is intended to comply with, or be exempt from, the requirements of Section 409A of the Internal Revenue Code, as amended (the “Code”). The Annual Incentive Plan is administered by the compensation committee. For each period selected by the compensation committee for payment of incentive compensation, referred to as a “performance period,” the compensation committee must (i) approve the participants eligible to receive performance-based awards under the Annual Incentive Plan, (ii) notify (or direct management to notify) each such participant in writing concerning his or her selection, (iii) select performance goals that are to be used for each participant and (iv) establish, in terms of an objective formula or standard for each participant, the amount of each award that may be earned if the threshold, target, and maximum achievement levels for each performance goal are achieved.

Awards under the Annual Incentive Plan are made based upon achievement of performance goals (consisting of individual performance goals, business unit performance goals, and/or company performance goals) relating to one or more “performance criteria,” such as revenues, revenue budget growth, customer growth, earnings per share, adjusted EBITDA (which we define as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any), loss on early repayment of debt, and the change in fair value of our interest rate swap) and annual revenue retention rate, among others.

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Compensation Discussion and Analysis (continued)

2021 Performance Criteria. For purposes of the performance period that commenced January 1, 2021 and ended December 31, 2021, the compensation committee determined that each of Messrs. Richison, Boelte, York, Smith and Evans would be eligible to receive performance-based awards under the Annual Incentive Plan. In connection with her appointment as Chief Sales Officer in April 2021, the compensation committee determined that Mrs. Faurot would also be eligible to receive a performance-based award under the Annual Incentive Plan. The awards granted to Mrs. Faurot and Messrs. Richison, Boelte and York under the Annual Incentive Plan for the 2021 performance period were determined based on the Company’s achievement of specified revenue goals, but subject to downward adjustment if the Company’s adjusted EBITDA fell below a specified target. The awards granted to Messrs. Smith and Evans under the Annual Incentive Plan for the 2021 performance period were determined based on the Company’s achievement of specified annual revenue retention rate goals. The compensation committee established performance goals based on revenue, adjusted EBITDA and annual revenue retention rate because it believes such metrics correlate to long-term stockholder value creation and are important to our investors.

With respect to Mrs. Faurot and Messrs. Richison, Boelte and York, the table below sets forth (i) the revenue amounts and growth rates that were established as the threshold, target and maximum achievement levels for the 2021 performance period and (ii) the payout percentage at each achievement level (the “Revenue Payout Percentage”). To the extent that our total revenues fell between threshold achievement and target achievement, the Revenue Payout Percentage was to be determined on the basis of straight-line interpolation applied on the change in performance between such achievement levels, increasing 0.593% for each $1.0 million of revenue growth between $841.4 million and $1,010.0 million. To the extent that our total revenues fell between target achievement and maximum achievement, the Revenue Payout Percentage would increase 8.0% for each $1.0 million of revenue growth over $1,010.0 million, up to $1,022.0 million, and 4.0% for the $1.0 million increment of revenue between $1,022.0 million and $1,023.0 million.

Achievement Level	Total Revenues ($MM)	Revenue Growth (2021 vs. 2020)	Revenue Payout Percentage
Threshold Achievement	841.4	0.0%	0%
Target Achievement	1,010.0	20.0%	100%
Maximum Achievement	1,023.0	21.6%	200%

The compensation committee establishes rigorous total revenue targets that, even at target achievement level, require significant growth from actual performance in the prior year. For 2020, we achieved total revenues of $841.4 million, representing over 14% growth compared to 2019. In establishing total revenue goals for the 2021 performance period, the compensation committee set the goal for threshold achievement at 2020 actual results, requiring continued growth in order to achieve any payouts under the Annual Incentive Plan. The total revenue goal established for the target achievement level was informed by the Company’s annual budgeting process and strategic focus on top-line growth, among other factors. Achievement at the target level required growth of 20% above the prior year result, which would have exceeded our year-over-year growth rate achieved in 2020 by six percentage points. In establishing the total revenue goal and Revenue Payout Percentage for the maximum achievement level, the compensation committee took into consideration a significant “stretch” level of performance already required to achieve the target as well as the difficulty in achieving results above the “stretch” target level. The compensation committee believes the Revenue Payout Percentage at each level motivates participants to achieve rigorous annual performance goals aligned with long-term stockholder value creation.

For the 2021 performance period, the Revenue Payout Percentage was subject to downward adjustment by 5.0% for every $2.0 million (whole) that the Company’s adjusted EBITDA for the year ended December 31, 2021 fell below $397 million, provided that the Revenue Payout Percentage could not be reduced by more than 75.0%.

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Compensation Discussion and Analysis (continued)

With respect to Messrs. Smith and Evans, the table below sets forth (i) annual revenue retention rates that were established as the threshold, target and maximum achievement levels for the 2021 performance period and (ii) the payout percentage at each achievement level (the “Retention Payout Percentage”).

Achievement Level	Annual Revenue Retention Rate	Retention Payout Percentage
Threshold Achievement	90%	70.0%
Target Achievement	93%	100.0%
Maximum Achievement	100%	170.0%

The Retention Payout Percentage would increase 10.0% for each 1.0% (whole) increase in the annual revenue retention rate above 90%. There was no increase in the Retention Payout Percentage for increases in the annual revenue retention rate in increments of less than 1.0%. The Retention Payout Percentage for Messrs. Smith and Evans was not subject to the adjusted EBITDA downward adjustment described above.

In addition to establishing threshold, target and maximum achievement levels, the compensation committee established a target bonus percentage for each participant, which was expressed as a percentage of the participant’s base salary. For the 2021 performance period, the compensation committee maintained the same target bonus opportunities as in fiscal 2020, with target bonuses set at 100% for each of Messrs. Richison, Boelte, Smith and Evans and at 75% for Mr. York. In connection with her appointment as Chief Sales Officer effective April 2, 2021, the compensation committee set Mrs. Faurot’s target bonus at 75%. The amount payable to a participant under the Annual Incentive Plan for 2021 was determined by multiplying (i) the Revenue Payout Percentage or Retention Payout Percentage, as applicable, by (ii) the participant’s target bonus percentage, by (iii) the participant’s base salary.

2021 Annual Incentive Plan Bonuses. Total revenues for the year ended December 31, 2021 were $1,055.5 million, representing 25.4% growth year-over-year. This revenue growth exceeded the maximum achievement level established by the compensation committee for the 2021 performance period and, based on the methodology described above, the Revenue Payout Percentage for Mrs. Faurot and Messrs. Richison and Boelte was 200%. Adjusted EBITDA for the 2021 performance period was $419.3 million and, as such, there was no downward adjustment of the Revenue Payout Percentage. Annual revenue retention rate for the year ended December 31, 2021 was 94%. Accordingly, based on the methodology described above, the Retention Payout Percentage for Messrs. Smith and Evans was 110%. The table below sets forth (i) the potential amounts payable to each of the NEOs under the Annual Incentive Plan based on achieving the threshold, target or maximum achievement level for the 2021 performance period and (ii) the actual amount paid to each such NEO for the 2021 performance period. We paid cash bonuses under the Annual Incentive Plan for the 2021 performance period in the first quarter of 2022.

Name	Threshold ($)	Target ($)	Maximum ($)	Actual Amount Paid ($)	Amount Paid as % of Target
Chad Richison	—	739,815	1,479,630	1,479,630	200%
Craig E. Boelte	—	465,920	931,840	931,840	200%
Holly Faurot	—	331,500	663,000	663,000	200%
Bradley S. Smith	318,136	454,480	772,616	499,928	110%
Jon D. Evans	309,400	442,000	751,400	486,200	110%
Jeffrey D. York(1)	—	425,100	850,200	—	—%
(1)	Due to his transition from Chief Sales Officer to the non-executive role of Leadership Strategist, Mr. York did not receive a payout under the Annual Incentive Plan for 2021.

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Compensation Discussion and Analysis (continued)

Recoupment for Restatements

The Annual Incentive Plan provides that in the event of a restatement of our financial statements, the compensation committee may recoup all or any portion of any incentive compensation paid under the Annual Incentive Plan to the extent that the amount of the incentive compensation based on such restated financial statements would have been lower.

Long-Term Incentive Compensation

Overview

We believe that equity awards provide our NEOs with a strong link to our performance, create an incentive to achieve long-term performance goals and objectives and more closely align the interests of our NEOs and our stockholders. In 2014, we adopted the Paycom Software, Inc. 2014 Long-Term Incentive Plan (the “LTIP”), which allows us to grant an array of equity-based incentive awards to our NEOs and other employees, contractors and outside directors. The purpose of the LTIP is to increase the interests of recipients of awards under the LTIP in our welfare, advance our interests by attracting and retaining qualified employees, outside directors and other persons providing services to us and provide a means through which we may attract able persons as employees, contractors and outside directors.

Equity Awards

Historically, we have granted equity incentive awards to our NEOs under the LTIP, consisting of restricted stock and, more recently, performance-based restricted stock units (“PSUs”). The compensation committee, in consultation with its independent compensation consultant, determines the type, magnitude and vesting conditions of awards to NEOs based on its evaluation of the following factors, among others:

•	recent vesting events;

•	value of equity awards that have previously vested;

•	value of and vesting conditions for unvested equity awards that remain outstanding;

•	general market and economic conditions;

•	our need to motivate and/or re-incentivize NEOs in light of changes in the competitive environment; and

•	trends among our competitors and peers with respect to equity compensation practices.

The NEO equity awards that vested during 2021 consisted of (i) market-based restricted stock granted in 2020, which vested upon the Company’s total enterprise value reaching a predetermined threshold, and (ii) time-based restricted stock granted between 2016 and 2020. As discussed below, beginning in 2021, the equity awards granted to the NEOs (other than Mr. Richison, who is not eligible to receive any additional long-term incentive awards until 2026) consist of PSUs that vest based on our Relative TSR as compared to the companies in the S&P Software & Services index at the time of grant.

2021 PSU Awards

In late 2020 and early 2021, the compensation committee evaluated the structure and design of long-term incentive compensation for our NEOs other than Mr. Richison. Mr. Richison will not be eligible to receive any additional long-term incentive awards, including any equity or equity-based compensation awards, through the end of 2025. The compensation committee considered, among other things, feedback received from stockholders, a review of market practices provided by the compensation committee’s compensation consultant, the level of historical grants to our NEOs, and the desire to maintain a performance-based program aligned with creating long-term stockholder value. Further, the compensation committee wished to strengthen the retentive value of annual equity awards through the use of multi-year vesting periods. Accordingly, for purposes of 2021 LTIP awards to Mrs. Faurot and Messrs. Boelte, York, Smith and Evans, the compensation committee determined to:

•	adopt Relative TSR, discussed in further detail below, as the sole performance metric, rather than absolute total enterprise value targets; and

•	require above-median performance to earn target payout.

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Compensation Discussion and Analysis (continued)

The following table sets forth information regarding awards of PSUs to the NEOs (other than Mr. Richison) in 2021 (the “2021 PSU Awards”). On February 10, 2021, the compensation committee approved grants of PSUs to Messrs. Boelte, York, Smith and Evans pursuant to the LTIP. On April 2, 2021, the compensation committee granted a 2021 PSU Award to Mrs. Faurot. The compensation committee determined the target number of PSUs granted by dividing the “Target Grant Value” set forth across each executive officer’s name in the table below by the average daily volume weighted average price (“VWAP”) for the Common Stock during the ten (10) trading days preceding and ending on February 5, 2021 (the “Average VWAP”), with such number rounded up to the nearest whole unit (the “Target Units”).

Name	Target Grant Value ($)	Target Units	Maximum Awarded Units
Craig E. Boelte	8,400,000	20,790	51,975
Holly Faurot	2,200,000	5,445	13,613
Bradley S. Smith	2,200,000	5,445	13,613
Jon D. Evans	2,200,000	5,445	13,613
Jeffrey D. York(1)	8,400,000	20,790	51,975
(1)	In connection with his transition from Chief Sales Officer to the non-executive role of Leadership Strategist, his 2021 PSU Award was cancelled by mutual agreement.

The 2021 PSU Awards will vest based on the Company’s performance over two performance periods: (i) a two-year performance period commencing on January 1, 2021 and ending on December 31, 2022; and (ii) a three-year performance period commencing on January 1, 2021 and ending on December 31, 2023. Up to 25% of the PSUs will be eligible to vest no later than March 1, 2023, for the two-year performance period, and up to 75% of the PSUs will be eligible to vest no later than February 29, 2024, for the three-year performance period, provided that the grantee remains employed by, or providing services to, the Company on the applicable vesting date. The number of PSUs that will vest and be converted into shares of Common Stock will depend on the Company’s Relative TSR, expressed as a percentile ranking of the Company’s TSR as compared to a peer group consisting of the 34 publicly traded companies that comprised the S&P 500 Software & Services index at the time of grant. The number of PSUs that may vest will range from 0% to 250% of the target units, as follows:

Performance Level	Company’s Rank vs. Peer Group (Percentile)	Payout % of Target Units / Vested PSUs
Below Threshold	<30th Percentile	0% of the Target Units
Threshold	30th Percentile	50% of the Target Units
Between Threshold and Target	30th to 60th Percentile	50% - 100% of the Target Units
Target	60th Percentile	100% of the Target Units
Between Target and Maximum	60th to 90th Percentile	100% - 250% of the Target Units
Maximum	≥ 90th Percentile	250% of the Target Units

The payout percentage determining the number of PSUs to be vested will be interpolated for Relative TSR performance between the 30th percentile and the 60th percentile and between the 60th percentile and the 90th percentile (based on whole percentages). For the avoidance of doubt, there will be no payout and no vested PSUs if the Relative TSR performance level set forth above is less than the 30th percentile of the peer group, and the maximum payout percentage is 250% of the Target Units (thus, there is no interpolation for performance above the 90th percentile). Further, if the Company’s absolute TSR over the applicable performance period is negative, the payout percentage is capped at 100% of Target Units. For purposes of the 2021 PSU Awards, TSR is determined by dividing (i) the sum of (A) the average VWAP of a share of Common Stock or the common stock of a peer company, as applicable, during the final 60 trading day period of the applicable performance period, less (B) the average VWAP of a share of Common Stock or the common stock of a peer company, as applicable, during the 60 trading day period ending on December 31, 2020, plus (C) the sum of all dividends which are paid by the Company (or the member of the peer group) to its stockholders, assuming such dividends are reinvested in the applicable company through the applicable performance period, by (ii) the average VWAP of a share of Common Stock or the common stock of a peer company, as applicable, during the 60 trading day period ending on December 31, 2020.

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Compensation Discussion and Analysis (continued)

In addition to the foregoing, the vesting of the PSUs: (i) will accelerate at target performance upon the grantee’s death or Total and Permanent Disability (as defined in the LTIP); (ii) remain eligible for vesting following Retirement (as defined in the LTIP) based on actual performance, and pro-rated for the number of days employed during the two-year performance period or three-year performance period, as applicable; (iii) remain eligible for vesting following a termination of employment by the Company without Cause (as defined in the PSU award agreement) or by the grantee for Good Reason (as defined in the PSU award agreement) based on actual performance, and pro-rated for the number of days employed during the two-year performance period or three-year performance period, as applicable; and (iv) will accelerate at the greater of actual performance or target performance upon a termination of employment by the Company without Cause or by the grantee for Good Reason in connection with or following a Change in Control (as defined in the LTIP) of the Company, in each case as provided in the PSU award agreement.

2021 Restricted Stock Vesting Activity

The following table summarizes equity award vesting activity for each NEO during 2021.

Name	Award Type	Shares Vested	Shares Withheld for Taxes	Net Shares
Chad Richison	Time-based restricted stock(1)	42,000	18,218	23,782
	Market-based restricted stock	80,500	35,702	44,798
Craig E. Boelte	Time-based restricted stock(2)	12,000	4,895	7,105
	Market-based restricted stock	23,000	10,201	12,799
Holly Faurot	Time-based restricted stock(3)	5,183	1,955	3,228
Bradley S. Smith	Time-based restricted stock(4)	6,263	2,563	3,700
	Market-based restricted stock	6,000	2,661	3,339
Jon D. Evans	Time-based restricted stock(5)	6,463	2,631	3,832
	Market-based restricted stock	6,000	2,661	3,339
Jeffrey D. York	Time-based restricted stock(6)	12,000	4,292	7,708
	Market-based restricted stock	23,000	9,051	13,949
(1)	Represents (i) 21,000 shares of time-based restricted stock awarded in 2018 and (ii) 21,000 shares of time-based restricted stock awarded in 2019.
(2)	Represents (i) 6,000 shares of time-based restricted stock awarded in 2018 and (ii) 6,000 shares of time-based restricted stock awarded in 2019.
(3)

Represents (i) 2,400 shares of time-based restricted stock awarded in 2016, (ii) 500 shares of time-based restricted stock awarded in 2017, (iii) 625 shares of time-based restricted stock awarded in 2018, (iv) 1,288 shares of time-based restricted stock awarded in 2019 and (iv) 370 shares of time-based restricted stock awarded in 2020.

(4)

Represents (i) 2,400 shares of time-based restricted stock awarded in 2016, (ii) 875 shares of time-based restricted stock awarded in 2017, (iii) 1,423 shares of time-based restricted stock awarded in 2018 and (iv) 1,565 shares of time-based restricted stock awarded in 2019.

(5)

Represents (i) 1,600 shares of time-based restricted stock awarded in 2016, (ii) 1,875 shares of time-based restricted stock awarded in 2017, (iii) 1,423 shares of time-based restricted stock awarded in 2018 and (iv) 1,565 shares of time-based restricted stock awarded in 2019.

(6)	Represents (i) 6,000 shares of time-based restricted stock awarded in 2018 and (ii) 6,000 shares of time-based restricted stock awarded in 2019.

Update on 2020 CEO Performance Award

On November 23, 2020, Mr. Richison was granted a special performance award (the “CEO Performance Award”) under the LTIP, which was designed as a powerful motivating tool to encourage Mr. Richison to continue to deliver performance over the 10-year period covered by the award. In approving the award, the independent directors recognized, among other

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2022 PROXY STATEMENT

Compensation Discussion and Analysis (continued)

things, the unique blend of leadership, experience, and knowledge of our industry and business that Mr. Richison brings to Paycom and the continued importance of Mr. Richison’s role as the individual who identifies strategic priorities, leads the execution of our long-term strategy, and drives long-term value for the Company and its stockholders.

The CEO Performance Award consists of 1,610,000 shares of restricted stock eligible for vesting in two equal tranches. The first tranche vests if, within six years of the date of grant, the Company’s stock price (determined based on the arithmetic average of the volume weighted average price of a share of our Common Stock over 20 consecutive trading days (the “VWAP Value”)) equals or exceeds $1,000 per share. The second tranche vests if, within ten years of the date of grant, the Company’s VWAP Value equals or exceeds $1,750 per share. All of the shares in a tranche will be forfeited if the applicable VWAP Value milestone is not reached within the specified time period. Mr. Richison is not eligible to receive any additional long-term incentive awards, including any equity or equity-based compensation awards, through the end of 2025. All awarded shares that vest must be held by Mr. Richison until the earlier of (i) the fifth anniversary of the date of grant and (ii) one year after the vesting date. Mr. Richison is entitled to vote the unvested shares of restricted stock.

Vesting of the awarded shares is subject to Mr. Richison’s continued service as Chief Executive Officer. Upon termination of Mr. Richison’s employment as Chief Executive Officer (i) due to his death or total and permanent disability, (ii) by the Company without cause or (iii) as a result of Mr. Richison’s resignation for good reason, any unvested shares will remain eligible for vesting for a period of one year following such termination of employment (but no later than the sixth anniversary of the date of grant in the case of the awarded shares subject to the $1,000 VWAP Value milestone and the tenth anniversary of the date of grant in the case of the awarded shares subject to the $1,750 VWAP Value milestone), provided, that such unvested shares will not vest if Mr. Richison is in material breach of the non-competition restrictions in his employment agreement. Any unvested shares that do not vest within one year of Mr. Richison’s termination of employment (or within any applicable cure period immediately following such one-year period) will be immediately forfeited.

As shown in the graphic below, as of March 2022, the CEO Performance Award has not vested. Vesting of the first and second tranches of the CEO Performance Award would require our stock price to increase to approximately 306% and 535%, respectively, of our stock price as of the Record Date. We believe the significant increases in our stock price required for vesting reflect the rigor of the award and the aggressive growth targets we set for ourselves.

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2022 PROXY STATEMENT

Compensation Discussion and Analysis (continued)

2022 PSU Awards

On February 7, 2022, the compensation committee approved grants of PSUs to Mrs. Faurot and Messrs. Boelte, Smith and Evans pursuant to the LTIP in the amounts set forth in the table below (the “2022 PSU Awards”).

Name	Target Grant Value ($)	Target Units	Maximum Awarded Units
Craig E. Boelte	8,400,000	26,456	66,140
Holly Faurot	2,650,000	8,346	20,865
Bradley S. Smith	2,650,000	8,346	20,865
Jon D. Evans	2,650,000	8,346	20,865

The 2022 PSU Awards will vest based on the Company’s performance over two performance periods: (i) a two-year performance period commencing on January 1, 2022 and ending on December 31, 2023; and (ii) a three-year performance period commencing on January 1, 2022 and ending on December 31, 2024. Up to 25% of the PSUs will be eligible to vest no later than February 29, 2024, for the two-year performance period, and up to 75% of the PSUs will be eligible to vest no later than March 1, 2025, for the three-year performance period, provided that the grantee remains employed by, or providing services to, the Company on the applicable vesting date. The number of PSUs that will vest and be converted into shares of Common Stock will depend on the Company’s Relative TSR, expressed as a percentile ranking of the Company’s TSR as compared to the Company’s peer group identified in the PSU award agreement. If the Company’s absolute TSR for the applicable performance period is negative, the payout percentage is capped at 100% of the Target Units. The Company’s peer group for purposes of the 2022 PSU Awards includes 35 publicly traded companies, which were reflective of the S&P 500 Software & Services index at the time of grant. The calculation of TSR for purposes of the 2022 PSU Awards is the same as for the 2021 PSU Awards, except that references to the average VWAP during the 60 trading day period ending December 31, 2020 are replaced with the average VWAP during the 60 trading day period ending December 31, 2021.

Insider Trading Policy

Our insider trading policy includes a prohibition on short sales involving our Common Stock and requires that any employee (including the NEOs) or director wishing to enter into any hedging or similar transaction with respect to our securities must pre-clear such transaction with our Chief Financial Officer at least two weeks prior to, and must provide justification for, the proposed transaction.

Other Compensation Components and Considerations

Retirement Benefits

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. We maintain broad-based benefits that are provided to all employees, including medical, dental, group life insurance, accidental death and dismemberment insurance, long- and short-term disability insurance, and a 401(k) plan. Our NEOs are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. The compensation committee in its discretion may revise, amend or add to an NEO’s benefits and perquisites if it deems it advisable.

We maintain a 401(k) plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Code Section 401 so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to a statutory limit, which was $19,000 for 2019, $19,500 for 2020 and $19,500 for 2021. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2019 was limited to an additional $6,000 above the statutory limit and in each of 2020 and 2021 was limited to an additional $6,500 above the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee, subject to participants’ ability to give investment directions by following certain procedures. We provide matching contributions under our 401(k) plan equal

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2022 PROXY STATEMENT

Compensation Discussion and Analysis (continued)

to 100% of the first 1% of employees’ salary deferrals and 50% of employees’ salary deferrals between 2% and 6%, up to a maximum matching contribution of 3.5% of salary. Our 401(k) plan also permits us to make discretionary contributions, and all of our contributions are subject to established limits and a vesting schedule.

We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans.

Perquisites and Other Personal Benefits

We provided our NEOs with perquisites and other personal benefits in 2019, 2020 and 2021 that the compensation committee believed were reasonable and consistent with our overall compensation program. All of our NEOs are entitled to participate in a supplemental medical plan that provides for visits and benefits with private physicians and health professionals. Messrs. Richison, Boelte and York each receive a monthly automobile allowance. We also pay country club dues on behalf of Mr. Richison.

Our compensation committee has also authorized personal security services for Mr. Richison. We do not consider these security measures to be a personal benefit, but rather reasonable and necessary expenses for the benefit of Paycom.

We lease a corporate aircraft for private air travel. Pursuant to his employment agreement, Mr. Richison is entitled to up to 75 hours per year of non-Company use of the corporate aircraft. Further, to fulfill his duties as Chief Executive Officer, Mr. Richison frequently uses the corporate aircraft when he travels on business. Such use of the corporate aircraft enhances Mr. Richison’s security and reduces his travel time, which allows him to devote more time to work matters while maintaining the confidentiality of such matters during travel. In light of the increased security and efficiency, we believe such use is appropriate as part of a competitive compensation package.

On limited occasions, we also allow other NEOs to use the corporate aircraft for business travel. If space allows, we may permit the NEOs to bring family members or guests along on the trip. Because we pay for such business travel based on the flight hours regardless of the passenger load, the aggregate incremental cost to us for the additional passengers is de minimis.

The compensation committee periodically reviews the levels of perquisites and other personal benefits provided to our NEOs. Attributed costs, if any, of the personal benefits described above for the NEOs for the years ended December 31, 2021, 2020 and 2019 are included in the “All Other Compensation” column in “Compensation of Executive Officers—Summary Compensation Table for Fiscal Years Ended December 31, 2021, 2020 and 2019.”

Change in Control Arrangements

The change in control provisions in our employment agreements with certain NEOs are designed to reward executives for remaining employed with us during a time when their prospects for employment following a change in control may be uncertain. We choose to provide change in control protections to incentivize executives to remain focused on stockholders’ and clients’ interests during the period leading up to, and through, the change in control, and to maintain a stable executive team during the transition process. We believe such provisions are also helpful in retaining executives who may consider opportunities with other companies and may be helpful in the future for purposes of hiring executives from well-compensated positions in other companies. As disclosed under “Compensation of Executive Officers—Employment Agreements and Arrangements,” the employment agreement with Mr. Boelte provides for payments upon the occurrence of a change in control that is followed by a change in his status, reporting, duties or position that represents a demotion or diminution from his prior status, which is also known as a “double-trigger” provision. Mr. Richison’s employment agreement does not provide for any payments upon a change in control. The restricted stock award agreements with each NEO (other than the CEO Performance Award) provide that upon a change in control (as defined in the LTIP), 100% of the shares of restricted stock not previously vested will vest if the award is not assumed by the surviving entity. With respect to the CEO Performance Award only, upon a change in control, the shares of restricted stock will vest if the milestones have been met, based on the stock price immediately prior to the change in control, and unvested shares of restricted stock that do not vest in connection with the change in control and are not assumed by the surviving entity or substituted will be forfeited as of the effective time of the change in control. The award agreements governing the 2021 PSU Awards and 2022 PSU Awards provide that, in the event of termination without cause or for good reason in connection with or during the 12-month period following a change in control, the vesting of the PSUs will accelerate and will be based on the greater of (i) the target performance level for Relative TSR or (ii) the actual Relative TSR

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2022 PROXY STATEMENT

Compensation Discussion and Analysis (continued)

of the Company through the date of the change in control. Further, the LTIP provides that upon a change in control, we may cancel all awards granted under the LTIP upon (x) notice and a ten-day period during which the participant is permitted to purchase such shares of Common Stock subject to such awards or (y) payment to the holder of an amount equal to a reasonable estimate of the difference between the fair market value of a share of stock underlying such award and the price per share of such award to be paid by the participant, multiplied by the number of shares subject to the award.

Stock Ownership Guidelines

The Board of Directors has established minimum stock ownership guidelines for the non-employee directors and executive officers. Under these guidelines, each executive officer is required to own a number of shares of Common Stock (including unvested shares of restricted stock) equal to (i) a multiple of his or her base salary in effect at the time of the calculation, as presented in the table below, divided by (ii) the greater of (x) the closing price of the Common Stock as reported on the NYSE on the trading day immediately preceding the date of calculation and (y) the average closing price of the Common Stock as reported on the NYSE for the 12-month period immediately preceding (and ending on the trading date immediately prior to) the date of calculation.

Executive Officer	Multiple of Base Salary Requirement
Chief Executive Officer	6x
Other Executive Officers	3x

Each executive officer’s minimum stock ownership requirement is recalculated annually on July 1st and in connection with any change in the executive officer’s base salary. Executive officers are required to achieve compliance with these guidelines within five years of their appointment or within five years of the adoption of the guidelines. As of the Record Date, each executive officer was in compliance with the stock ownership guidelines. A copy of the stock ownership guidelines is available on our website at investors.paycom.com.

Accounting and Tax Effects

We consider the impact of accounting treatment in developing and implementing our compensation programs, including the accounting treatment of amounts awarded or paid to our executives. We also consider the impact of federal tax laws on our compensation programs, including the deductibility of compensation paid to the NEOs. Our ability to deduct incentive compensation paid under our incentive plans may be limited by Code Section 162(m) to the extent that the incentive compensation is paid to a “covered employee” (as defined in Code Section 162(m)) and the total compensation paid by us to such covered employee for a taxable year exceeds $1,000,000. This limitation on deductions only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities). Under Code Section 162(m), a “covered employee” includes an individual (or, in certain circumstances, his or her beneficiaries) who, at any time during the taxable year, is our principal executive officer, principal financial officer, an individual who is among the three highest compensated officers for the taxable year (other than an individual who was either our principal executive officer or our principal financial officer at any time during the taxable year), or anyone who was a covered employee for purposes of Code Section 162(m) for any tax year beginning on or after January 1, 2017. Notwithstanding the foregoing, even though incentive compensation in excess of $1,000,000, if paid to a covered employee, is no longer tax deductible, the Company intends to continue to grant, when in the best interests of the Company and its stockholders, awards that are subject to the achievement of certain performance goals.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the compensation committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the compensation committee.

Robert J. Levenson | Frederick C. Peters II | Sharen J. Turney | J.C. Watts, Jr.

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2022 PROXY STATEMENT

Compensation of Executive Officers

Summary Compensation Table for Fiscal Years Ended December 31,

2021, 2020 and 2019

The following table contains information regarding the compensation of our NEOs for the fiscal years ended December 31, 2021, 2020 and 2019.

	Year	Salary ($)	Stock/ Unit Awards(1) ($)		Non-Equity Incentive Plan Compensation(2) ($)		All Other Compensation ($)		Total ($)
Chad Richison(3) President and Chief Executive Officer	2021	753,701	—		1,479,630		725,079	(4)	2,958,410
	2020	724,822	209,564,040		105,815		736,529		211,131,206
	2019	696,044	18,400,340		1,361,456		680,718		21,138,558
Craig E. Boelte Chief Financial Officer	2021	474,665	12,043,630	(5)	931,840		38,161	(6)	13,488,296
	2020	456,478	9,484,740		66,640		36,106		10,043,964
	2019	371,297	5,257,240		715,062		112,822		6,456,421
Holly Faurot Chief Sales Officer	2021	406,735	3,153,980	(7)	663,000		13,846	(8)	4,237,561
Bradley S. Smith Chief Information Officer	2021	463,010	3,154,297	(5)	499,928		14,161	(9)	4,131,396
	2020	445,269	2,474,280		437,000		13,975		3,370,524
	2019	345,819	1,371,537		312,000		13,625		2,042,981
Jon D. Evans Chief Operating Officer	2021	450,296	3,154,297	(5)	486,200		14,161	(10)	4,104,954
	2020	433,042	2,474,280		425,000		13,975		3,346,297
	2019	334,495	1,371,537		300,300		11,407		2,017,739
Jeffrey D. York(11) Former Chief Sales Officer	2021	566,800	12,043,630	(12)	850,200	(13)	36,888	(14)	13,497,518
	2020	555,313	9,484,740		60,802		35,918		10,136,773
	2019	466,313	5,257,240		675,698		237,925		6,637,176

(1)

Amounts shown do not reflect compensation actually received by the NEOs. Rather, the amounts represent the aggregate grant date fair value of restricted stock granted to the NEO in 2019, 2020 and 2021 (if any) and PSUs granted to the NEO in 2021, as applicable, in each case computed in accordance with ASC 718, with the exception that the amount shown assumes no forfeitures. A discussion of the assumptions used in the calculation of these amounts is included in Note 11, “Stockholders’ Equity and Stock-Based Compensation” in the annual consolidated financial statements included in the Form 10-K filed with the SEC on February 17, 2022.

(2)

Amounts shown represent bonuses earned by (i) each of Mrs. Faurot and Messrs. Richison and Boelte based on the achievement of performance goals tied to revenue growth and adjusted EBITDA and (ii) Messrs. Smith and Evans based on the achievement of performance goals tied to annual revenue retention rate. Bonuses were determined in accordance with the terms of the Annual Incentive Plan. With respect to Mr. York only, represents the maximum amount that would have been payable under the Annual Incentive Plan for the 2021 performance period. Mr. York did not receive a payout under the Annual Incentive Plan due to his transition to the non-executive role of Leadership Strategist effective April 2, 2021. See “Compensation Discussion and Analysis—Cash Compensation” for additional information.

(3)

All amounts shown reflect compensation paid to Mr. Richison for his service as our President and Chief Executive Officer. Mr. Richison did not receive additional compensation for his service as a director or Chairman of the Board of Directors.

(4)

Consists of (i) $546,077 for Mr. Richison’s non-Company use of a corporate aircraft in accordance with the terms of his employment agreement, (ii) $144,063 for personal security detail, (iii) $14,128 in automobile lease payments and, following the Company’s purchase of the vehicle, depreciation recognized over the remaining useful life, (iv) country club dues, (v) a retainer for a supplemental medical plan and (vi) Company contributions to a 401(k) plan for the benefit of Mr. Richison. The incremental cost for

50

2022 PROXY STATEMENT

Compensation of Executive Officers (continued)

personal use of corporate aircraft was calculated based on the total personal travel flight hours multiplied by the estimated hourly aircraft operating costs (including variable fuel charges and a pro-rated portion of a monthly management fee). When using the corporate aircraft for business travel, if space allows, we may permit Mr. Richison to bring family members or guests along on the trip. Because we pay for such use of the corporate aircraft based on the flight hours regardless of the passenger load, the aggregate incremental cost to us for the additional passengers is de minimis. See “Compensation Discussion and Analysis—Other Compensation Components and Considerations—Perquisites and Other Personal Benefits” and “—Employment Agreements and Arrangements.”

(5)

Represents the aggregate grant date fair value of 2021 PSU Awards granted to the NEO on February 10, 2021. The potential maximum value on the grant date of 2021 PSU Awards granted to Messrs. Boelte, Smith and Evans was $30,109,109, $7,886,020 and $7,886,020, respectively.

(6)	Consists of (i) $24,000 in automobile lease payments, (ii) $10,150 in Company contributions to a 401(k) plan and (iii) a retainer for a supplemental medical plan for the benefit of Mr. Boelte.
(7)

To align Mrs. Faurot’s equity compensation with that of the other NEOs, the compensation committee determined to replace the award of restricted stock granted to Mrs. Faurot in 2021, prior to her appointment as Chief Sales Officer, with a 2021 PSU Award. In accordance with SEC guidance, the amount presented represents the aggregate grant date fair value of (i) shares of restricted stock granted to Mrs. Faurot on February 5, 2021, which were cancelled by mutual agreement upon her appointment as Chief Sales Officer on April 2, 2021, and (ii) the 2021 PSU Award granted to Mrs. Faurot on April 2, 2021. The aggregate grant date fair value of the 2021 PSU Award granted to Mrs. Faurot was $2,307,782. The potential maximum value on the grant date of the 2021 PSU Award granted to Mrs. Faurot was $5,769,680.

(8)	Consists of (i) a retainer for a supplemental medical plan and (ii) Company contributions to a 401(k) plan for the benefit of Mrs. Faurot.
(9)	Consists of (i) $10,150 in Company contributions to a 401(k) plan and (ii) a retainer for a supplemental medical plan for the benefit of Mr. Smith.
(10)	Consists of (i) $10,150 in Company contributions to a 401(k) plan and (ii) a retainer for a supplemental medical plan for the benefit of Mr. Evans.
(11)	Mr. York resigned from his position as Chief Sales Officer on April 2, 2021.
(12)

In accordance with SEC guidance, the amount presented represents the aggregate grant date fair value of the 2021 PSU Award granted to Mr. York on February 10, 2021, which were cancelled by mutual agreement in connection with Mr. York’s transition to the non-executive role of Leadership Strategist effective April 2, 2021. The potential maximum value on the grant date of the 2021 PSU Award granted to Mr. York was $30,109,109.

(13)

In accordance with SEC guidance, the amount presented represents the maximum amount that would have been payable to Mr. York under the Annual Incentive Plan for the 2021 performance period. Mr. York did not receive a payout under the Annual Incentive Plan due to his transition to the non-executive role of Leadership Strategist effective April 2, 2021.

(14)	Consists of (i) $22,727 in automobile lease payments, (ii) $10,150 in Company contributions to a 401(k) plan and (iii) a retainer for a supplemental medical plan for the benefit of Mr. York.

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2022 PROXY STATEMENT

Compensation of Executive Officers (continued)

2021 Grants of Plan-Based Awards Table

The following table presents information regarding plan-based awards granted to our NEOs during the year ended December 31, 2021, consisting of equity grants under the LTIP and cash awards under the Annual Incentive Plan.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock Awards ($)(2)
Name	Grant Date		Award Type(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Chad Richison	n/a	(3)	AIP	—	739,815	1,479,630
Craig E. Boelte	n/a	(3)	AIP	—	465,920	931,840
	2/10/2021	(4)	PSU				2,599	5,198	12,994	2,876,001
	2/10/2021	(5)	PSU				7,796	15,592	38,981	9,167,628
Holly Faurot	n/a	(3)	AIP	—	331,500	663,000
	2/5/2021	(6)	RSA				—	1,468	—	637,435
	2/5/2021	(7)	RSA				—	315	—	99,524
	2/5/2021	(7)	RSA				—	315	—	109,226
	4/2/2021	(4)	PSU				681	1,361	3,403	520,964
	4/2/2021	(5)	PSU				2,042	4,084	10,210	1,786,832
Bradley S. Smith	n/a	(3)	AIP	318,136	454,480	772,616
	2/10/2021	(4)	PSU				681	1,361	3,403	753,028
	2/10/2021	(5)	PSU				2,042	4,084	10,210	2,401,269
Jon D. Evans	n/a	(3)	AIP	309,400	442,000	751,400
	2/10/2021	(4)	PSU				681	1,361	3,403	753,028
	2/10/2021	(5)	PSU				2,042	4,084	10,210	2,401,269
Jeffrey D. York	n/a	(3)	AIP	—	425,100	850,200
	2/10/2021	(4)	PSU				2,599	5,198	12,994	2,876,001
	2/10/2021	(5)	PSU				7,796	15,592	38,981	9,167,628

(1)	Award Type:
AIP	Annual Incentive Plan
PSU	Performance-based restricted stock unit award
RSA	Restricted stock award
(2)

Amounts represent the aggregate grant date fair value of 2021 PSU Awards granted to each NEO (other than Mr. Richison) and, in the case of Mrs. Faurot, restricted stock granted in 2021 prior to her appointment as Chief Sales Officer, which restricted stock was cancelled by mutual agreement on April 2, 2021. Mr. York’s 2021 PSU Award was also cancelled by mutual agreement on April 2, 2021. Amounts were computed in accordance with ASC 718, with the exception that the amount shown assumes no forfeitures. A discussion of the assumptions used in the calculation of these amounts is included in Note 11, “Stock-Based Compensation” in the annual consolidated financial statements included in the Form 10-K filed with the SEC on February 17, 2022.

(3)

Represents possible payout amounts under the Annual Incentive Plan based on the achievement of the performance goals described above in “Compensation Discussion and Analysis—Cash Compensation—Annual Incentive Plan.” See the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table for actual amounts paid to each NEO (other than Mr. York) under the Annual Incentive Plan for the 2021 performance period.

(4)

Represents 2021 PSU Awards that will vest and be converted into shares of Common Stock no later than March 1, 2023, with the number of shares determined based on the Company’s Relative TSR for the two-year performance period beginning January 1, 2021

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Compensation of Executive Officers (continued)

and ending December 31, 2022, as compared to a pre-established peer group. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation—Equity Awards—2021 PSU Awards.” Mr. York’s 2021 PSU Award was cancelled by mutual agreement on April 2, 2021.

(5)

Represents 2021 PSU Awards that will vest and be converted into shares of Common Stock no later than February 29, 2024, with the number of shares determined based on the Company’s Relative TSR for the three-year performance period beginning January 1, 2021 and ending December 31, 2023, as compared to a pre-established peer group. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation—Equity Awards—2021 PSU Awards.” Mr. York’s 2021 PSU Award was cancelled by mutual agreement on April 2, 2021.

(6)

Represents shares of restricted stock subject to time-based vesting conditions, 21% of which were scheduled to vest on May 10, 2022, 21% of which were scheduled to vest on May 10, 2023, 25% of which were scheduled to vest on May 10, 2024 and 33% of which were scheduled to vest on May 10, 2025. In connection with her appointment as Chief Sales Officer, and to align Mrs. Faurot’s equity compensation with that of the other NEOs, the compensation committee determined to replace previously granted awards of restricted stock with a 2021 PSU Award. Accordingly, these unvested shares of restricted stock were cancelled by mutual agreement.

(7)

Represents shares of restricted stock, 50% of which would vest if, within eight years of the date of grant, the Company’s VWAP Value equals or exceeds $520 per share and 50% of which would vest if, within eight years of the date of grant, the Company’s VWAP Value equals or exceeds $600 per share. In connection with her appointment as Chief Sales Officer, and to align Mrs. Faurot’s equity compensation with that of the other NEOs, the compensation committee determined to replace previously granted awards of restricted stock with a 2021 PSU Award. Accordingly, these unvested shares of restricted stock were cancelled by mutual agreement.

53

2022 PROXY STATEMENT

Compensation of Executive Officers (continued)

2021 Outstanding Equity Awards At Fiscal Year-End Table

The following table lists all of the outstanding equity awards held by each of the NEOs on December 31, 2021 and provides the value of such equity awards based on the fair market value of our Common Stock as of December 31, 2021.

		Stock Awards
Name	Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Chad Richison	1/17/2019	21,000(2)	8,718,990
	11/23/2020	1,610,000(3)	668,455,900
Craig E. Boelte	1/17/2019	6,000(2)	2,491,140
	2/10/2021	10,395(4)	4,315,900
Holly Faurot	10/4/2016	1,200(2)	498,228
	4/26/2017	500(2)	207,595
	1/26/2018	625(6)	259,494
	1/17/2019	1,288(2)	534,765
	1/30/2020	1,110(5)	460,861
	4/2/2021	2,723(4)	1,130,355
Bradley S. Smith	10/4/2016	1,200(2)	498,228
	4/26/2017	875(2)	363,291
	1/26/2018	1,423(6)	590,815
	1/17/2019	1,565(2)	649,772
	2/10/2021	2,723(4)	1,130,355
Jon D. Evans	10/4/2016	800(2)	332,152
	4/26/2017	1,875(2)	778,481
	1/26/2018	1,423(6)	590,815
	1/17/2019	1,565(2)	649,772
	2/10/2021	2,723(4)	1,130,355
Jeffrey D. York	1/17/2019	6,000(2)	2,491,140
(1)

Amounts shown reflect the value of restricted stock or PSUs calculated by multiplying (i) the number of unvested shares of restricted stock or shares deliverable upon vesting and conversion of PSUs at the threshold level of achievement by (ii) the closing price of our Common Stock on the NYSE on December 31, 2021, which was $415.19 per share.

(2)	Represents shares of restricted stock subject to time-based vesting conditions, which are scheduled to vest on May 10, 2022.
(3)

Represents shares of restricted stock, 50% of which will vest if, within six years of the date of grant, the Company’s VWAP Value equals or exceeds $1,000 per share and 50% of which will vest if, within ten years of the date of grant, the Company’s VWAP Value equals or exceeds $1,750 per share. All of the shares in a tranche will be forfeited if the applicable VWAP Value milestone is not reached within the specified time period.

(4)

Represents PSUs that will vest as to 25% of the earned shares no later than March 1, 2023 and as to 75% of the earned shares no later than February 29, 2024, depending upon the Company’s Relative TSR for the two-year performance period beginning January 1, 2021 and ending December 31, 2022 and the three-year performance period beginning January 1, 2021 and ending December 31, 2023, respectively, compared to a pre-established peer group. The number of shares shown reflects the threshold level of achievement.

(5)

Represents shares of restricted stock subject to time-based vesting conditions, one-third of which are scheduled to vest on May 10, 2022, one-third of which are scheduled to vest on May 10, 2023 and one-third of which are scheduled to vest on May 10, 2024.

(6)	Represents shares of restricted stock subject to time-based vesting conditions, which are scheduled to vest on May 6, 2022.

54

2022 PROXY STATEMENT

Compensation of Executive Officers (continued)

2021 Option Exercises and Stock Vested Table

The following table sets forth a summary of the shares of restricted stock that vested during the year ended December 31, 2021 for each of the NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1) ($)
Chad Richison	122,500	51,819,565
Craig E. Boelte	35,000	14,805,590
Holly Faurot	5,183	1,747,442
Bradley S. Smith	12,263	4,951,738
Jon D. Evans	12,463	4,982,786
Jeffrey D. York	35,000	14,805,590

(1)	Amounts shown reflect the value of restricted stock calculated by multiplying the number of shares that vested by the closing price of our Common Stock on the NYSE on the date of vesting.

Employment Agreements and Arrangements

We have employment agreements with Messrs. Richison, Boelte and York. On April 2, 2021, the Company and Mr. York entered into a letter agreement that, among other things, (i) amended his employment agreement to reflect the change in Mr. York’s role, eliminate certain executive-level benefits and remove the termination and severance provisions, and (ii) forfeited and released the 2021 PSU Award granted to Mr. York. With the exception of base salary amounts, annual bonus potential, noncompetition provisions and certain perquisites provided to Mr. Richison, the material terms of the employment agreements of Messrs. Richison and Boelte are substantially the same. The summary of the employment agreements below does not contain complete descriptions of all provisions of the employment agreements with Messrs. Richison, Boelte and York. We do not have formal employment agreements with Mrs. Faurot and Messrs. Evans and Smith.

Under the employment agreements, each of Messrs. Richison, Boelte and York is entitled to receive a minimum base salary, subject to adjustment in the discretion of the compensation committee. See “Compensation Discussion and Analysis—Cash Compensation—Base Salary.”

The employment agreements provide that Messrs. Richison and Boelte are eligible to receive annual bonuses equal to 100% of their respective base salaries, in each case with the amount of such bonus to be determined by our compensation committee in accordance with the plans, policies and procedures adopted by the compensation committee from time to time. The target bonus percentages described above in “Compensation Discussion and Analysis—Cash Compensation—Annual Incentive Plan” reflect the terms of the employment agreements with respect to bonus eligibility. The compensation committee determined that the target bonus percentages for 2022 will be 75% for Mrs. Faurot and 100% for Messrs. Smith and Evans.

Each NEO is eligible to participate in, or receive benefits under, any plan or arrangement made available to our employees, including any health, dental, vision, disability, life insurance, 401(k), or other retirement programs in accordance with the terms and conditions of such plans or arrangements. Pursuant to their employment agreements, each of Messrs. Richison, Boelte and York is entitled to vacation time, a Company automobile and reimbursement of business expenses. Mrs. Faurot and Messrs. Smith and Evans are also entitled to vacation time and reimbursement of business expenses. In addition, we have agreed to provide Mr. Richison personal security, a full-time administrative assistant, limited use of a private aircraft and a country club membership. See “Compensation Discussion and Analysis—Other Compensation Components and Considerations—Perquisites and Other Personal Benefits.”

55

2022 PROXY STATEMENT

Compensation of Executive Officers (continued)

In connection with the employment agreements, Messrs. Richison, Boelte and York agreed to confidentiality, noncompetition, noninterference and intellectual property protection provisions. Mrs. Faurot and Messrs. Smith and Evans are also subject to similar confidentiality, noninterference and intellectual property protection obligations. Mr. Richison’s noncompetition provisions allow Mr. Richison to pursue other noncompetitive outside business and non-business activities and interests while employed by the Company.

Each employment agreement includes a clawback provision that provides that any compensation or benefits we pay to the applicable executive officer, pursuant to his employment agreement or otherwise, is subject to recovery by us in accordance with Section 304 of the Sarbanes-Oxley Act of 2002 or any other clawback law or regulation applicable to such executive, if any, as amended from time to time. In addition, Mrs. Faurot and Messrs. Smith and Evans have agreed to similar clawback provisions with respect to their bonuses.

The employment agreements had initial terms of three (3) years following the consummation of our IPO and automatically renew for successive one (1) year periods, unless earlier terminated by us or the applicable executive officer. Mr. York’s employment agreement may be terminated by him or the Company upon 30 days’ written notice to the other party, for any reason or no reason. The employment of each of Messrs. Richison and Boelte terminates upon death, disability, termination by us with or without “cause,” or termination by the applicable executive officer with or without “good reason.” The employment agreements with Messrs. Richison and Boelte provide that upon termination, the executive officer is entitled to (i) payment of any earned but unpaid salary and accrued but unused vacation time and (ii) payment of any business expenses incurred but not reimbursed. In addition, if the executive officer’s employment is terminated by us without cause or by the executive officer with good reason, subject to the execution and return of a release of claims, such executive officer is entitled to (i) continuation of his base salary for the length of the remaining “Restricted Period” following his termination, (ii) continuation of health insurance benefits for the length of the remaining Restricted Period, and (iii) a pro rata amount of the bonus such executive officer would have earned as determined by the compensation committee for the year in which the termination occurred. Mr. Richison is also entitled to reasonable expenses for his personal security for a period of two years following his termination by us without cause or by him for good reason. For purposes of the employment agreements, the “Restricted Period” will end 12 months following the executive officer’s date of termination of employment.

The employment agreements with Messrs. Richison and Boelte define “cause” generally as (i) the repeated failure to perform such duties as are lawfully requested by the Chief Executive Officer (or in the case of Mr. Richison, the Board of Directors), (ii) the failure by the executive officer to observe our material policies, (iii) gross negligence or willful misconduct in the performance of his duties, (iv) the material breach by the executive officer of any provision of his employment or of any non-competition, non-solicitation or similar restrictive agreement, (v) fraud, embezzlement, disloyalty or dishonesty with respect to Paycom, (vi) use of illegal drugs or repetitive abuse of other drugs or alcohol which interferes with the performance of his duties, or (vii) the commission of any felony or of a misdemeanor involving dishonesty, disloyalty or moral turpitude. In the case of Mr. Richison, “cause” shall not be deemed to exist in certain circumstances unless we give Mr. Richison prior written notice that we believe that he is in violation of certain provisions in the definition of “cause,” we give him 10 days to cure, and he does not cure prior to the end of the 10-day period. The employment agreements with Messrs. Richison and Boelte define “good reason” as (i) any material reduction by us in the applicable executive officer’s base salary without prior consent, (ii) following a change in control (or, in the case of Mr. Richison, at any time), any change in the executive officer’s status, reporting, duties or position that represents a demotion or diminution from such executive officer’s prior status, or (iii) any material breach by us of the employment agreement between us and the executive officer; provided, that such executive officer will not be deemed to have been terminated for “good reason” unless he delivers written notice to us specifying the alleged “good reason” within 30 days (or, in the case of Mr. Richison, 45 days) after he learns of the circumstances giving rise to “good reason,” within 30 days (or, in the case of Mr. Richison, 20 days) following delivery of such notice, we have failed to cure such circumstances and the executive officer resigns within 15 days (or, in the case of Mr. Richison, 30 days) after the end of the cure period.

56

2022 PROXY STATEMENT

Compensation of Executive Officers (continued)

Potential Payments upon Termination or Change in Control

The table below presents the estimated value of payments and benefits that each NEO would have been entitled to receive if the specified triggering event had occurred on December 31, 2021. Amounts presented for the vesting of equity awards are calculated based on the closing price of our Common Stock on the NYSE on December 31, 2021, which was $415.19 per share.

Name	Benefit	Death ($)		Disability ($)		Change in Control ($)		Termination Without Cause ($)		Termination by NEO for Good Reason ($)
Chad Richison	Salary continuation	—		—		—		769,408	(1)	769,408	(1)
	Annual Incentive Plan bonus	1,479,630	(2)	1,479,630	(2)	1,479,630	(3)	1,479,630	(4)	1,479,630	(4)
	Continuation of benefits	—		—		—		297,259	(5)	297,259	(5)
	Vesting of restricted stock	8,718,990	(7)	8,718,990	(7)	8,718,990	(8)	8,718,990	(9)	—	(10)
	Total	10,198,620		10,198,620		10,198,620		11,265,287		2,546,297
Craig E. Boelte	Salary continuation	—		—		—		484,557	(1)	484,557	(1)
	Annual Incentive Plan bonus	931,840	(2)	931,840	(2)	931,840	(3)	931,840	(4)	931,840	(4)
	Continuation of benefits	—		—		—		7,277	(6)	7,277	(6)
	Vesting of restricted stock	2,491,140	(11)	2,491,140	(11)	2,491,140	(12)	—	(13)	—	(13)
	Vesting of PSUs	8,631,800	(14)	8,631,800	(14)	—	(15)	2,876,421	(16)	2,876,421	(16)
	Total	12,054,780		12,054,780		3,422,980		4,300,095		4,300,095
Holly Faurot	Annual Incentive Plan bonus	663,000	(2)	663,000	(2)	663,000	(3)	663,000	(4)	663,000	(4)
	Vesting of restricted stock	1,960,942	(17)	1,960,942	(17)	1,960,942	(12)	—	(13)	—	(13)
	Vesting of PSUs	2,260,710	(14)	2,260,710	(14)	—	(15)	634,746	(16)	634,746	(16)
	Total	4,884,652		4,884,652		2,623,942		1,297,746		1,297,746
Bradley S. Smith	Annual Incentive Plan bonus	499,928	(2)	499,928	(2)	499,928	(3)	499,928	(4)	499,928	(4)
	Vesting of restricted stock	2,102,107	(17)	2,102,107	(17)	2,102,107	(12)	—	(13)	—	(13)
	Vesting of PSUs	2,260,710	(14)	2,260,710	(14)	—	(15)	753,325	(16)	753,325	(16)
	Total	4,862,745		4,862,745		2,602,035		1,253,253		1,253,253
Jon D. Evans	Annual Incentive Plan bonus	486,200	(2)	486,200	(2)	486,200	(3)	486,200	(4)	486,200	(4)
	Vesting of restricted stock	2,351,221	(17)	2,351,221	(17)	2,351,221	(12)	—	(13)	—	(13)
	Vesting of PSUs	2,260,710	(14)	2,260,710	(14)	—	(15)	753,325	(16)	753,325	(16)
	Total	5,098,131		5,098,131		2,837,421		1,239,525		1,239,525
Jeffrey D. York	Vesting of restricted stock	2,491,140	(11)	2,491,140	(11)	2,491,140	(12)	—	(13)	—	(13)
	Total	2,491,140		2,491,140		2,491,140		—		—

57

2022 PROXY STATEMENT

Compensation of Executive Officers (continued)

(1)	Represents the aggregate amount payable for continuation of base salary for 12 months following the date of termination of employment, per the terms of the NEO’s employment agreement.
(2)

The Annual Incentive Plan provides that upon death or disability during a performance period, the compensation committee may, in its sole discretion, pay the participant a pro-rated amount of the incentive compensation that would have been payable to such participant if he or she had remained employed, based on the number of days worked during the performance period. The amount presented reflects the assumption that (i) the termination of service due to death or disability occurred on December 31, 2021 and, as such, the payment would not be subject to such compensation committee discretion, and (ii) the participant would have been entitled to the amount of incentive compensation payable based on actual results for the 2021 performance period. See “Compensation Discussion and Analysis—Cash Compensation—Annual Incentive Plan.”

(3)

The Annual Incentive Plan provides that in the event of a change in control (as defined in the Annual Incentive Plan), we must make a lump-sum cash payment to each participant equal to a pro-rated amount of the incentive compensation payable to such participant, calculated by multiplying the amount payable for target achievement by the percentage of the performance period completed prior to the change in control. The amount presented reflects the assumption that (i) the change in control occurred on December 31, 2021 and, as such, the payment would not be subject to such pro-ration, and (ii) the participant would have been entitled to the amount of incentive compensation payable based on actual results for the 2021 performance period. See “Compensation Discussion and Analysis—Cash Compensation—Annual Incentive Plan.”

(4)

The Annual Incentive Plan provides that if a participant’s employment is terminated during a performance period for any reason other than death or disability, the participant will immediately forfeit any right to receive any incentive compensation for such performance period. If the termination of employment occurs after the performance period has ended but prior to the date of actual payment, the participant will be entitled to payment of an amount not to exceed the amount set forth according to the terms of his or her award. The amount presented reflects the assumption that the triggering event occurred on December 31, 2021, which is the end of the performance period, and, as such, the participant would have been entitled to the amount of incentive compensation payable based on actual results for the 2021 performance period. See “Compensation Discussion and Analysis—Cash Compensation—Annual Incentive Plan.”

(5)

Represents the value of (i) the aggregate amount payable for continuation of health insurance benefits for 12 months following the date of termination of employment ($9,133), plus (ii) the aggregate amount payable for Mr. Richison’s personal security for a period of two years following his termination ($288,126), per the terms of Mr. Richison’s employment agreement.

(6)	Represents the aggregate amount payable for continuation of health insurance benefits for 12 months following the date of termination of employment, per the terms of Mr. Boelte’s employment agreement.
(7)

The applicable restricted stock award agreements (other than the award agreement for the CEO Performance Award) provide that unvested shares of restricted stock vest 100% upon Mr. Richison’s death or termination of service as a result of total and permanent disability (as defined in the applicable restricted stock award agreement). The restricted stock award agreement for the CEO Performance Award provides that upon termination of Mr. Richison’s employment as Chief Executive Officer due to his death or total and permanent disability, any unvested shares will remain eligible for vesting for a period of one year (but no later than the sixth anniversary of the date of grant in the case of the awarded shares subject to the $1,000 VWAP Value milestone and the tenth anniversary of the date of grant in the case of the awarded shares subject to the $1,750 VWAP Value milestone), provided, that such unvested shares will not vest if Mr. Richison is in material breach of the non-competition restrictions in his employment agreement. The amount presented assumes that the VWAP Value milestones would not be met before December 31, 2022 and, as a result, the unvested shares underlying the CEO Performance Award would be forfeited.

(8)

The amount presented is calculated based on the assumption that (i) the surviving entity does not assume the obligations under the equity award, such that shares underlying awards other than the CEO Performance Award would vest 100%, and (ii) the VWAP Value milestones would not be met in connection with the change in control and, as a result, the unvested shares underlying the CEO Performance Award would be forfeited.

(9)

Mr. Richison’s restricted stock award agreements provide that upon a termination of service without cause (as defined in his employment agreement), unvested shares of restricted stock will remain eligible for vesting for a period of one year following such termination. Accordingly, the amount presented includes the value of restricted stock with time-based vesting conditions that is scheduled to vest before December 31, 2022. The amount presented assumes that any applicable VWAP Value milestones would not be met before December 31, 2022 and, as a result, the unvested shares underlying the CEO Performance Award would be forfeited.

58

2022 PROXY STATEMENT

Compensation of Executive Officers (continued)

(10)

All unvested shares of restricted stock (other than the CEO Performance Award) would be forfeited on the date of a termination of service by Mr. Richison for good reason. The restricted stock award agreement for the CEO Performance Award provides that upon termination of Mr. Richison’s employment as Chief Executive Officer as a result of Mr. Richison’s resignation for good reason, any unvested shares will remain eligible for vesting for a period of one year (but no later than the sixth anniversary of the date of grant in the case of the awarded shares subject to the $1,000 VWAP Value milestone and the tenth anniversary of the date of grant in the case of the awarded shares subject to the $1,750 VWAP Value milestone), provided, that such unvested shares will not vest if Mr. Richison is in material breach of the non-competition restrictions in his employment agreement. The amount presented assumes that the VWAP Value milestones would not be met before December 31, 2022 and, as a result, the unvested shares underlying the CEO Performance Award would be forfeited.

(11)

The applicable restricted stock award agreements provide that unvested shares of restricted stock vest 100% upon the NEO’s death or termination of service as a result of total and permanent disability (as defined in the applicable restricted stock award agreement).

(12)	The amount presented is calculated based on the assumption that the surviving entity does not assume the obligations under the equity award, such that shares underlying awards would vest 100%.
(13)	All unvested shares of restricted stock would be forfeited on the date of a termination of service without cause or by the NEO for good reason.
(14)	The PSU award agreements provide that the vesting of PSUs will accelerate at target performance upon the NEO’s death or total and permanent disability (as defined in the LTIP).
(15)

The PSU award agreements provide that unvested PSUs will be forfeited upon a change in control, absent a subsequent termination of service. If the NEO is terminated without cause (as defined in the applicable PSU award agreement) or the NEO terminates his or her employment for good reason (as defined in the applicable PSU award agreement) during the 12-month period following the consummation of a change in control but prior to the applicable vesting date, the PSUs will vest based on the greater of: (i) the target performance level for Relative TSR (i.e., 100% of the target units), or (ii) the actual Relative TSR of the Company against the peer group through the date of the change in control.

(16)

The PSU award agreements provide that the in the event the NEO is terminated without cause (as defined in the applicable PSU award agreement) or the NEO terminates his or her employment for good reason (as defined in the applicable PSU award agreement), the unvested PSUs will remain outstanding and eligible for vesting based on the actual achievement of Relative TSR, and pro-rated based on a fraction, determined by the number of completed days of service from the date of grant through the date of the termination of service over the total number of days in the applicable performance period. The amounts presented assume achievement at the target level for both performance periods, pro-rated as described in the preceding sentence.

(17)

The applicable restricted stock award agreements provide that unvested shares of restricted stock vest 100% upon the NEO’s death or termination of service as a result of total and permanent disability (as defined in the applicable restricted stock award agreement). The restricted stock award agreements governing the terms of awards granted to Mrs. Faurot and Messrs. Smith and Evans prior to their respective appointments as executive officers, provide that if at any time during the period beginning on the date of termination and ending on the 60th day following the third anniversary of the termination, the Company determines that the participant breached certain non-solicitation, non-competition, non-disparagement and confidentiality restrictions in the agreement, all awarded shares of restricted stock (whether or not vested and whether then held by the participant) shall be subject to certain forfeiture and clawback provisions.

Compensation Risk Assessment

The compensation committee has conducted its annual risk analysis of our compensation policies and practices, and does not believe that our compensation programs encourage excessive or inappropriate risk taking by our executives or are reasonably likely to have a material adverse effect on us. We believe that our compensation policies and practices include an appropriate balance of short- and long-term incentives as well as fixed and variable features. We also believe that we have established reasonable payout scales and performance goals for Annual Incentive Plan awards and reasonable targets for equity awards with vesting conditions tied to our Relative TSR and, with respect to Mr. Richison, aspirational VWAP Value milestones. We believe that these factors, combined with effective oversight by our Board of Directors, discourage excessive or inappropriate risk taking by executives or other employees with respect to matters that may affect compensation.

59

2022 PROXY STATEMENT

Compensation of Executive Officers (continued)

2021 Pay Ratio Disclosure

CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of our Chief Executive Officer, Mr. Richison. The pay ratio is a reasonable estimate calculated in accordance with applicable SEC disclosure rules. Because of the estimates and adjustments that may be included in each company’s methodology, pay ratio disclosures may involve a degree of imprecision, and the pay ratios reported by other companies are unlikely to be relevant or meaningful for purposes of comparison to our pay ratio disclosure.

Using the methodology described below, we determined that the median employee was a full-time, salaried employee. We identified and calculated the elements of the median employee’s compensation using the same methodology reflected in the “Summary Compensation Table for Fiscal Years Ended December 31, 2021, 2020 and 2019” included elsewhere in this proxy statement. The median employee’s annual total compensation was $70,036 in 2021. The annual total compensation of Mr. Richison was $2,958,410 in 2021. Based on this information, the 2021 ratio of annual total compensation of Mr. Richison to the median annual total compensation of all employees was 42 to 1.

Methodology

We selected gross wages during the 12-month period ended December 31, 2021 as the consistently applied compensation measure for our pay ratio disclosure. This approach allowed us to include all elements of compensation (such as equity-based compensation, commissions and bonuses) while simplifying the process of gathering relevant information. This method also allowed us to consistently annualize compensation for those full-time, permanent employees whose employment began during 2021. Our employee population consisted of 6,756 employees, all of which are located within the United States. After annualizing gross wages, the wages were ranked from highest to lowest and the median employee was selected from this list. For this selection, we considered the gross wages for all employees, excluding Mr. Richison.

Equity Compensation Plan Table

The following table includes information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2021:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining for future issuance under equity compensation plans
Equity compensation plans approved by security holders	—	—	802,211(1)
Equity compensation plans not approved by security holders	—	—	—
(1)	Represents shares that are available for future issuance under the LTIP.

60

2022 PROXY STATEMENT

Proposal 3: Advisory Vote to Approve Executive Compensation

Pursuant to Section 14A(a)(1) of the Exchange Act, we are asking our stockholders to approve, on an advisory or non-binding basis, the compensation of our NEOs as disclosed in this proxy statement. The vote on this matter is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this proxy statement.

Our Board of Directors and the compensation committee believe that we maintain a compensation program that is tied to performance, aligns with stockholder interests and merits stockholder support. Accordingly, we are asking our stockholders to approve the compensation of our NEOs as disclosed in this proxy statement by voting FOR the following resolution:

“NOW, THEREFORE, BE IT RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to the named executive officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion related thereto.”

Although this vote is non-binding, the Board of Directors and the compensation committee value the views of our stockholders and will review the results. If there are a significant number of negative votes, we will take steps to understand those concerns that influenced the vote, and consider them in making future decisions about executive compensation.

If our stockholders approve “1 YEAR” with respect to Proposal 4 (as recommended by our Board of Directors), the next stockholder advisory vote to approve executive compensation will occur at the 2023 annual meeting of stockholders.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal will be required for advisory approval of this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the approval of the compensation of our NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables and narrative discussion following such compensation tables, and the other related disclosures in this proxy statement.

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2022 PROXY STATEMENT

Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

Pursuant to Section 14A(a)(1) of the Exchange Act, we are asking our stockholders to recommend, on an advisory basis, whether the advisory stockholder vote on the compensation of our NEOs should occur every one, two or three years. While this vote is a non-binding advisory vote, we value the opinions of stockholders and will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation.

Our Board of Directors has determined that an annual advisory vote on executive compensation will allow our stockholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. Our Board of Directors believes that an annual vote is consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

Vote Required

The frequency of future advisory votes on executive compensation will be approved by a plurality vote of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, such that the option receiving the most votes will be considered the recommendation of the stockholders.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote for the option to hold future advisory votes on executive compensation every 1 YEAR.

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2022 PROXY STATEMENT

Certain Relationships and Related Party Transactions

Review and Approval or Ratification of Transactions with Related Parties

We have adopted a formal written policy for the review, approval and ratification of transactions with related parties. The policy covers transactions between the Company and our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of, and any entity affiliated with, any of the foregoing persons. Our audit committee reviews transactions between the Company and such persons in which the amount involved exceeds $120,000. In approving or rejecting any such proposal, our audit committee will consider all of the relevant facts and circumstances of the related party transaction and the related party’s relationship and interest in the transaction. A related party transaction will be approved or ratified by our audit committee only if the audit committee determines that the transaction is fair to us. The transactions with related parties described below were either approved or ratified in accordance with the terms of this policy.

Transactions with Related Parties

Except as set forth below, since January 1, 2021, there have been no transactions in which (i) we have been a participant, (ii) the amount involved in the transaction exceeds or will exceed $120,000 and (iii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of such individuals, had or will have a direct or indirect material interest.

We have entered and intend to continue to enter into indemnification agreements with our directors which, subject to certain exceptions, require us to indemnify such persons to the fullest extent permitted by applicable law, including indemnification against certain expenses, including attorneys’ fees, judgments, fines or penalties or other amounts paid in settlement in connection with any legal proceedings to which the director was, or is threatened to be made, a party by reason of the fact that such director is or was our director, officer, employee, fiduciary or agent or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at our express written request, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, our best interest and, with respect to any criminal proceeding, in a manner in which such person would have had no reasonable cause to believe his or her conduct was unlawful. Subject to certain limitations, these indemnification agreements also require us to advance expenses to our directors in advance of the final disposition of any action or proceeding for which indemnification is required or permitted. Most recently, we entered into an indemnification agreement with Ms. Turney in connection with her appointment to the Board of Directors in September 2021.

Seth Faurot, the spouse of Holly Faurot, our Chief Sales Officer, serves as a Manager of Implementation for the Company. Using the same methodology reflected in the summary compensation table, Seth Faurot’s total compensation for the fiscal year ended December 31, 2021 was approximately $157,500. This amount represents all elements of his compensation, including equity awards and bonuses.

63

2022 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 16, 2022, for:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our voting securities;

•	each of our directors, including our Director Nominees;

•	each of our NEOs; and

•	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, a person is generally deemed to beneficially own a security if such person has sole or shared voting or investment power with respect to that security, including with respect to options and warrants that are currently exercisable or exercisable within 60 days. Except as indicated in the footnotes below, we believe, based on the information furnished or available to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to community property laws where applicable.

Applicable percentage ownership is based on 60,207,576 shares of Common Stock outstanding at March 16, 2022, which includes unvested shares of restricted stock.

	Shares of Common Stock Beneficially Owned

Name of Beneficial Owner(1)	Number	%

5% Stockholders:

The Vanguard Group, Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	5,461,630	9.1%

BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	5,360,203	8.9%

Ernest Group, Inc.(4)	3,670,999	6.1%

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2022 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management (continued)

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner(1)	Number	%
Non-Employee Directors:
Jason D. Clark(5)	5,043	*
Henry C. Duques(5)	6,327	*
Robert J. Levenson(5)	8,288	*
Frederick C. Peters II(5)	16,010	*
Sharen J. Turney(6)	230
J.C. Watts, Jr.(5)	4,993	*
Named Executive Officers:
Chad Richison(7)	8,408,360	14.0%
Craig E. Boelte(8)	263,482	*
Holly Faurot(9)	46,429	*
Bradley S. Smith(10)	28,383	*
Jon D. Evans(11)	10,846	*
Jeffrey D. York (12)	356,765	*
All directors and current executive officers as a group (12 persons)	9,155,156	15.2%

*	Less than one percent of Common Stock outstanding.
(1)	Unless otherwise indicated, the address of each beneficial owner in the table above is c/o Paycom Software, Inc., 7501 W. Memorial Road, Oklahoma City, Oklahoma 73142.
(2)

Amount reported is based on the Amendment No. 6 to Schedule 13G filed with the SEC on February 10, 2022 by The Vanguard Group, Inc. (“Vanguard”) on its own behalf and on behalf of certain subsidiaries. The filing reports that Vanguard is the beneficial owner of 5,461,630 shares of Common Stock and has sole dispositive power with respect to 5,257,671 shares of Common Stock, shared voting power with respect to 85,531 shares of Common Stock, and shared dispositive power with respect to 203,959 shares of Common Stock.

(3)

Amount reported is based on the Amendment No. 2 to Schedule 13G filed with the SEC on February 3, 2022 by BlackRock, Inc. (“BlackRock”). The filing reports that BlackRock has sole voting power with respect to 4,875,827 shares of Common Stock and sole dispositive power with respect to 5,360,203 shares of Common Stock.

(4)

Ernest Group, Inc. (“Ernest Group”) is a private corporation owned by Mr. Richison and certain trusts for the benefit of Mr. Richison’s children, for which Mr. Richison serves as trustee. Mr. Richison is also the sole director of Ernest Group. Mr. Richison may be deemed to beneficially own the shares of Common Stock owned by Ernest Group.

(5)	Includes 593 unvested shares of restricted stock.
(6)	Includes 230 unvested shares of restricted stock.
(7)

Includes 3,670,999 shares of Common Stock owned by Ernest Group, 56 shares of Common Stock owned by the Abrie R. Richison 2012 Irrevocable Trust U/T/A DTD 12/21/2012 (the “Abrie R. Richison 2012 Irrevocable Trust”), 125 shares of Common Stock owned by the Ava L. Richison 2012 Irrevocable Trust U/T/A DTD 12/21/2012 (the “Ava L. Richison 2012 Irrevocable Trust”), 125 shares of Common Stock owned by the Ian D. Richison 2012 Irrevocable Trust U/T/A DTD 12/21/2012 (the “Ian D. Richison 2012 Irrevocable Trust” and, collectively with the Abrie R. Richison 2012 Irrevocable Trust and the Ava L. Richison 2012 Irrevocable Trust, the “Richison Trusts”), and 1,631,000 unvested shares of restricted stock. See note (4) regarding Mr. Richison’s relationship with Ernest Group. Mr. Richison is the settlor and sole trustee for each Richison Trust, and each Richison Trust is for the benefit of one of Mr. Richison’s children. Mr. Richison may be deemed to beneficially own the shares of Common Stock owned by the Richison Trusts.

(8)	Includes 6,000 unvested shares of restricted stock.
(9)	Includes 4,723 unvested shares of restricted stock and 1,055 shares of Common Stock held by Mrs. Faurot’s spouse.

65

2022 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management (continued)

(10)

Includes 5,063 unvested shares of restricted stock and 22,718 shares of Common Stock held by the Bradley Scott Smith Revocable Trust, dated October 30, 2017 (the “Bradley Scott Smith Revocable Trust”). The Bradley Scott Smith Revocable Trust is a revocable trust for the benefit of Mr. Smith, his spouse, and his children. Mr. Smith is the trustor and, with his spouse, a co-trustee of the Bradley Scott Smith Revocable Trust. Accordingly, Mr. Smith reports beneficial ownership of all of the shares of Common Stock held by the Bradley Scott Smith Revocable Trust but disclaims beneficial ownership except to the extent of his and his spouse’s pecuniary interest therein.

(11)	Includes 5,663 unvested shares of restricted stock.
(12)

Includes 6,000 unvested shares of restricted stock and 156,031 shares of Common Stock owned by JCY Holdings, LP (“JCY Holdings”). The general partner of JCY Holdings is JCY General LLC (“JCY General”). The York Revocable Trust owns 100% of the membership interests of JCY General and is the limited partner of JCY Holdings. Mr. York and his spouse are co-trustees of the York Revocable Trust.

66

2022 PROXY STATEMENT

Other Matters

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership with the SEC. Based solely on a review of copies of the reports filed with the SEC, or written representations from reporting persons that all reportable transactions were reported, we believe that, during the last fiscal year, all filing requirements under Section 16(a) applicable to our officers, directors and 10% stockholders were timely met, except that in the last fiscal year, Mr. Clark filed one late report relating to one transaction and Mrs. Faurot filed one late report relating to one transaction.

Submission of Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our 2023 proxy statement. In order to be considered for inclusion in our 2023 proxy statement, a stockholder proposal must satisfy the requirements of Rule 14a-8 and be timely received. To be timely, any proposal must be received by us at our principal executive offices at or before the close of business (5:00 p.m. local time) on December 2, 2022. If we hold our next annual meeting of stockholders on a date that is more than 30 days from the anniversary of the Annual Meeting, any stockholder proposal must be received a reasonable time before we begin to print and send our proxy materials. Failure to deliver a proposal in accordance with this procedure may result in the proposal not being deemed timely received. We strongly encourage any stockholder interested in submitting a proposal to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.

In addition, stockholders wishing to nominate a candidate for election to the Board of Directors or propose any business to be presented directly at the 2023 annual meeting of stockholders (rather than by inclusion in next year’s proxy statement) must follow the submission criteria and deadlines set forth in our amended and restated bylaws. Pursuant to the advance notice provisions of the amended and restated bylaws, we must receive notice at our principal executive offices of any nomination or stockholder proposal to be presented directly at the 2023 annual meeting of stockholders no earlier than the close of business on January 2, 2023 and no later than the close of business on February 1, 2023. If the date of the 2023 annual meeting of stockholders is more than 30 days before or 70 days after the one-year anniversary of the Annual Meeting, such nomination or proposal must be received on or before the later of (i) the close of business on the 90th day prior to the 2023 annual meeting and (ii) the close of business on the 10th day following the date of public disclosure of the 2023 annual meeting date. In each case, the notice must include the information specified in our amended and restated bylaws. We will not entertain any nominations or proposals that do not meet the requirements set forth in our amended and restated bylaws. To request a copy of our amended and restated bylaws, stockholders should contact Investor Relations. See “—Additional Information.” We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a nomination or proposal.

For next year’s annual meeting of stockholders, we will be required pursuant to new Rule 14a-19 under the Exchange Act to include on our proxy card all nominees for director for whom we have received notice under the rule, which must be received no later than 60 calendar days prior to the anniversary of the Annual Meeting. For any such director nominee to be included on our proxy card for next year’s annual meeting, notice must be received no later than March 3, 2023. Please note that the notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our amended and restated bylaws described above.

67

2022 PROXY STATEMENT

Other Matters (continued)

Other Business

The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

Financial Statements

A copy of the Form 10-K filed with the SEC on February 17, 2022 is contained within the 2021 Annual Report delivered with this proxy statement. The Form 10-K includes our financial statements for the year ended December 31, 2021. Copies of the Form 10-K and 2021 Annual Report are also posted on our website at investors.paycom.com. Materials posted on our website are not incorporated by reference into this proxy statement. If you have not received or do not have access to the 2021 Annual Report, please contact our Investor Relations department at (855) 603-1620 or investors@paycom.com and we will send a copy to you without charge. You may also send a written request to Paycom Software, Inc., Attn: Investor Relations, 7501 W. Memorial Road, Oklahoma City, Oklahoma 73142.

Additional Information

Visit our main website at www.paycom.com for more information about Paycom and our products. Our Investor Relations website at investors.paycom.com contains stock information, earnings call webcasts, annual reports, corporate governance and historical financial information, and links to our SEC filings. The contents posted on our website are not incorporated by reference into this proxy statement.

For questions regarding:	Contact:

Annual Meeting	Investor Relations Phone: (855) 603-1620 Email: investors@paycom.com Mail: Paycom Software, Inc. Attn: Investor Relations 7501 W. Memorial Road Oklahoma City, Oklahoma 73142

Stock ownership

If you are a stockholder of record:

    American Stock Transfer & Trust Company, LLC

        Phone: (800) 937-5449 or (718) 921-8124

        Email: info@astfinancial.com

If you hold shares in street name:

    Your broker, bank or other nominee

Voting	Alliance Advisors LLC Phone: (212) 616-2181

If you would like to communicate with our Board of Directors, please refer to the procedures described in “Corporate Governance—Communications with the Board of Directors.”

68

2022 PROXY STATEMENT

Appendix A – Non-GAAP Reconciliations

Management uses adjusted EBITDA and adjusted EBITDA margin as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap and (ii) adjusted EBITDA margin as adjusted EBITDA (calculated as described in the preceding clause) divided by total revenues. Adjusted EBITDA and adjusted EBITDA margin are metrics that provide investors with greater transparency to the information used by management in its financial and operational decision-making. We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this proxy statement, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

Adjusted EBITDA and adjusted EBITDA margin are not measures of financial performance under GAAP, and should not be considered a substitute for net income and net income margin, respectively, which we consider to be the most directly comparable GAAP measures. Adjusted EBITDA and adjusted EBITDA margin have limitations as analytical tools, and when assessing our operating performance, you should not consider adjusted EBITDA or adjusted EBITDA margin in isolation, or as a substitute for net income, net income margin or other consolidated statements of income data prepared in accordance with GAAP. Adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands)

Year Ended
December 31, 2021
Net income to adjusted EBITDA:
Net income	$195,960
Interest expense	—
Provision for income taxes	60,002
Depreciation and amortization	67,222

EBITDA	323,184
Non-cash stock-based compensation expense	97,506
Change in fair value of interest rate swap	(1,403)

Adjusted EBITDA	$419,287

Net income margin	18.6%
Adjusted EBITDA margin	39.7%

69

paycom

7501 W. Memorial Road, Oklahoma City, OK 73142
800.580.4505 | 405.722.6900 | Paycom.com

     P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET Go To: www.proxypush.com/PAYC • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote

PHONE Call 1-866-217-7028 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions

MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

Go Green! To receive documents via e-mail, simply go to: www.proxydocs.com/PAYC

Paycom Software, Inc.

Annual Meeting of Stockholders

For stockholders of record as of March 16, 2022

TIME:	Monday, May 2, 2022, 11:00 AM, Central Time
PLACE:	5300 Gaillardia Boulevard
Oklahoma City, Oklahoma 73142

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Chad Richison and Craig Boelte (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each or either of them, to vote all the shares of common stock of Paycom Software, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on May 2, 2022 and any adjournment or postponement thereof upon the matters specified herein and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

IF THIS PROXY IS RETURNED SIGNED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE, “FOR” PROPOSALS 2 AND 3 AND “1 YEAR” WITH RESPECT TO PROPOSAL 4. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE). The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Paycom Software, Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR EACH NOMINEE LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND 1 YEAR WITH RESPECT TO PROPOSAL 4.

PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS

1. Election of Class III directors
	FOR		WITHHOLD
1.01 Jason D. Clark	☐		☐		FOR

1.02 Henry C. Duques	☐		☐		FOR

1.03 Chad Richison	☐		☐		FOR

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022;	☐	☐	☐		FOR

3. Advisory vote to approve the compensation of the Company’s named executive officers; and	☐	☐	☐		FOR

	1YR	2YR	3YR	ABSTAIN
4. Advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐	1 YEAR

Note: Such other business as may properly come before the meeting or any adjournment or postponement thereof will be voted on by the Named Proxies in their discretion.

☐	Check here if you would like to attend the meeting in person.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date